                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                            LITTON LOAN SERVICING LP
                                    Servicer

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of February 1, 2006

                                   ----------

                           OWNIT MORTGAGE LOAN TRUST,
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-2

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I    DEFINITIONS........................................................      1

ARTICLE II   CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.......     53
   SECTION 2.01.    Conveyance of Mortgage Loans................................     53
   SECTION 2.02.    Acceptance by the Trustee of the Mortgage Loans.............     56
   SECTION 2.03.    Representations, Warranties and Covenants of the Depositor..     58
   SECTION 2.04.    Representations and Warranties of the Servicer..............     62
   SECTION 2.05.    Substitutions and Repurchases of Mortgage Loans that are not
                    "Qualified Mortgages."......................................     65
   SECTION 2.06.    Authentication and Delivery of Certificates.................     65
   SECTION 2.07.    REMIC Elections.............................................     65
   SECTION 2.08.    [RESERVED]..................................................     69
   SECTION 2.09.    Covenants of the Servicer...................................     69
   SECTION 2.10.    [RESERVED]..................................................     70
   SECTION 2.11.    Permitted Activities of the Trust...........................     70
   SECTION 2.12.    Qualifying Special Purpose Entity...........................     70

ARTICLE III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.....................     70
   SECTION 3.01.    Servicer to Service Mortgage Loans..........................     70
   SECTION 3.02.    Servicing and Subservicing; Enforcement of the Obligations
                    of Servicer.................................................     72
   SECTION 3.03.    Rights of the Depositor and the Trustee in Respect of the
                    Servicer....................................................     73
   SECTION 3.04.    Trustee to Act as Servicer..................................     73
   SECTION 3.05.    Collection of Mortgage Loan Payments; Collection Account;
                    Certificate Account.........................................     74
   SECTION 3.06.    Collection of Taxes, Assessments and Similar Items; Escrow
                    Accounts....................................................     77
   SECTION 3.07.    Access to Certain Documentation and Information Regarding
                    the Mortgage Loans..........................................     78
   SECTION 3.08.    Permitted Withdrawals from the Collection Account and
                    Certificate Account.........................................     78
   SECTION 3.09.    [RESERVED]..................................................     80
   SECTION 3.10.    Maintenance of Hazard Insurance.............................     80
   SECTION 3.11.    Enforcement of Due-On-Sale Clauses; Assumption Agreements...     81
   SECTION 3.12.    Realization Upon Defaulted Mortgage Loans; Determination of
                    Excess Proceeds.............................................     82
   SECTION 3.13.    Trustee to Cooperate; Release of Mortgage Files.............     86
   SECTION 3.14.    Documents, Records and Funds in Possession of Servicer to be
                    Held for the Trustee........................................     87
   SECTION 3.15.    Servicing Compensation......................................     87
   SECTION 3.16.    Access to Certain Documentation.............................     88
   SECTION 3.17.    Annual Statement as to Compliance...........................     88
   SECTION 3.18.    Reports on Assessment of Compliance and Attestation.........     88
   SECTION 3.19.    Rights of the NIMs Insurer..................................     89
   SECTION 3.20.    [RESERVED]..................................................     89

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
   SECTION 3.21.    [RESERVED]..................................................     89
   SECTION 3.22.    [RESERVED]..................................................     89
   SECTION 3.23.    Prepayment Charge Reporting Requirements....................     90
   SECTION 3.24.    Statements to Trustee.......................................     90
   SECTION 3.25.    Indemnification.............................................     90
   SECTION 3.26.    Nonsolicitation.............................................     92
   SECTION 3.27.    Periodic Filings............................................     92

ARTICLE IV   DISTRIBUTIONS......................................................     92
   SECTION 4.01.    Advances....................................................     92
   SECTION 4.02.    Reduction of Servicing Compensation in Connection with
                    Prepayment Interest Shortfalls..............................     93
   SECTION 4.03.    Distributions on the REMIC Interests........................     94
   SECTION 4.04.    Distributions...............................................     94
   SECTION 4.05.    Monthly Statements to Certificateholders....................    100

ARTICLE V    THE CERTIFICATES...................................................    104
   SECTION 5.01.    The Certificates............................................    104
   SECTION 5.02.    Certificate Register; Registration of Transfer and Exchange
                    of Certificates.............................................    105
   SECTION 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates...........    113
   SECTION 5.04.    Persons Deemed Owners.......................................    113
   SECTION 5.05.    Access to List of Certificateholders' Names and Addresses...    113
   SECTION 5.06.    Book-Entry Certificates.....................................    113
   SECTION 5.07.    Notices to Depository.......................................    114
   SECTION 5.08.    Definitive Certificates.....................................    114
   SECTION 5.09.    Maintenance of Office or Agency.............................    115

ARTICLE VI   THE DEPOSITOR AND THE SERVICER.....................................    115
   SECTION 6.01.    Respective Liabilities of the Depositor and the Servicer....    115
   SECTION 6.02.    Merger or Consolidation of the Depositor or the Servicer....    116
   SECTION 6.03.    Limitation on Liability of the Depositor, the Servicer and
                    Others......................................................    116
   SECTION 6.04.    Limitation on Resignation of Servicer.......................    117
   SECTION 6.05.    Errors and Omissions Insurance; Fidelity Bonds..............    118

ARTICLE VII  DEFAULT; TERMINATION OF SERVICER...................................    119
   SECTION 7.01.    Events of Default...........................................    119
   SECTION 7.02.    Servicer Trigger Event......................................    120
   SECTION 7.03.    Trustee to Act; Appointment of Successor....................    121
   SECTION 7.04.    Notification to Certificateholders..........................    123

ARTICLE VIII CONCERNING THE TRUSTEE.............................................    123
   SECTION 8.01.    Duties of the Trustee.......................................    123
   SECTION 8.02.    Certain Matters Affecting the Trustee.......................    124
   SECTION 8.03.    Trustee Not Liable for Certificates or Mortgage Loans.......    126
   SECTION 8.04.    Trustee May Own Certificates................................    126

                                   TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
   SECTION 8.05.    Trustee's Fees and Expenses.................................    126
   SECTION 8.06.    Indemnification and Expenses of Trustee.....................    126
   SECTION 8.07.    Eligibility Requirements for Trustee........................    127
   SECTION 8.08.    Resignation and Removal of Trustee..........................    128
   SECTION 8.09.    Successor Trustee...........................................    128
   SECTION 8.10.    Merger or Consolidation of Trustee..........................    129
   SECTION 8.11.    Appointment of Co-Trustee or Separate Trustee...............    129
   SECTION 8.12.    Tax Matters.................................................    130

ARTICLE IX   TERMINATION........................................................    132
   SECTION 9.01.    Termination upon Liquidation or Auction of all Mortgage
                    Loans.......................................................    132
   SECTION 9.02.    Final Distribution on the Certificates......................    133
   SECTION 9.03.    Additional Termination Requirements.........................    134

ARTICLE X    MISCELLANEOUS PROVISIONS...........................................    135
   SECTION 10.01.   Amendment...................................................    135
   SECTION 10.02.   Counterparts................................................    136
   SECTION 10.03.   Governing Law...............................................    136
   SECTION 10.04.   Intention of Parties........................................    137
   Section 10.05.   Notices.....................................................    137
   SECTION 10.06.   Severability of Provisions..................................    138
   SECTION 10.07.   Assignment..................................................    138
   SECTION 10.08.   Limitation on Rights of Certificateholders..................    138
   SECTION 10.09.   Inspection and Audit Rights.................................    139
   SECTION 10.10.   Certificates Nonassessable and Fully Paid...................    139
   SECTION 10.11.   Third Party Rights..........................................    139
   SECTION 10.12.   Additional Rights of the NIMs Insurer.......................    139
   SECTION 10.13.   Assignment; Sales; Advance Facilities.......................    140
   SECTION 10.14.   Compliance with Regulation AB...............................    140

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
EXHIBIT A   FORMS OF CERTIFICATES
EXHIBIT B-1 MORTGAGE LOAN SCHEDULE - MORTGAGE POOL
EXHIBIT B-2 MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS
EXHIBIT B-3 MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS
EXHIBIT C   [RESERVED]
EXHIBIT D   FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1 FORM OF CLASS R TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2 FORM OF CLASS TRANSFEROR'S AFFIDAVIT
EXHIBIT F   FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G   FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H   FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I   FORM OF REQUEST FOR RELEASE
EXHIBIT J   [RESERVED]
EXHIBIT K   [RESERVED]
EXHIBIT L   [RESERVED]
EXHIBIT M-1 FORM OF DELINQUENCY REPORT
EXHIBIT M-2 FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT M-3 FORM OF REALIZED LOSS REPORT
EXHIBIT N-1 FORM OF CLASS A-1 CAP CONTRACT
EXHIBIT N-2 FORM OF CLASS A-2A CAP CONTRACT
EXHIBIT N-3 FORM OF CLASS M CAP CONTRACT
EXHIBIT O-1 ONE-MONTH LIBOR CAP TABLE - CLASS A-1 CAP CONTRACT
EXHIBIT O-2 ONE-MONTH LIBOR CAP TABLE - CLASS A-2A CAP CONTRACT
EXHIBIT O-3 ONE-MONTH LIBOR CAP TABLE - CLASS M CAP CONTRACT
EXHIBIT P   FORM OF POWER OF ATTORNEY
EXHIBIT Q   FORM OF TRANSFEROR REPRESENTATION LETTER
            FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
            FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE
            CERTIFICATE
EXHIBIT R   FORM OF TRANSFEROR REPRESENTATION LETTER
            FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
            A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT S   FORM OF SWAP AGREEMENT
EXHIBIT T-1 FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT T-2 SERVICING CRITERIA (EXHIBIT A TO FORM OF ASSESSMENT OF COMPLIANCE)
EXHIBIT T-3 FORM OF SARBANES-OXLEY CERTIFICATION (SERVICER)
EXHIBIT T-4 FORM OF ITEM 1123 CERTIFICATION (SERVICER)
EXHIBIT T-5 FORM OF OFFICER'S CERTIFICATE (TRUSTEE)
EXHIBIT X   ITEMS FOR FORM 8-K
EXHIBIT Y   ITEMS FOR FORM 10-D
EXHIBIT Z   ITEMS FOR FORM 10-K
EXHIBIT Z-1 ADDITIONAL DISCLOSURE INFORMATION

     POOLING AND SERVICING AGREEMENT (the "Agreement"), dated as of February 1, 2006, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), LITTON LOAN SERVICING LP, a Delaware limited partnership, as servicer (the "Servicer") and WELLS FARGO BANK, N.A, a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Cap Contract and the Cap Contract Account, (iv) the grantor trusts described in Section 2.07 hereof and
(v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     All covenants and agreements made by the Transferor in the Transfer Agreement, by the Sponsor in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

THE SWAP REMIC

The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class     Initial Principal Balance   Interest Rate
-----     -------------------------   -------------
1-SW1          $114,786,691.861            (1)
1-SW1A         $  5,905,359.918            (2)
1-SW1B         $  5,905,359.918            (3)
1-SW2A         $  6,295,950.364            (2)
1-SW2B         $  6,295,950.364            (3)
1-SW3A         $  5,695,398.511            (2)
1-SW3B         $  5,695,398.511            (3)
1-SW4A         $  4,774,261.638            (2)
1-SW4B         $  4,774,261.638            (3)
1-SW5A         $  4,662,101.887            (2)
1-SW5B         $  4,662,101.887            (3)
1-SW6A         $  4,511,044.714            (2)

1-SW6B         $  4,511,044.714            (3)
1-SW7A         $  3,859,959.876            (2)
1-SW7B         $  3,859,959.876            (3)
1-SW8A         $  4,005,577.682            (2)
1-SW8B         $  4,005,577.682            (3)
1-SW9A         $  3,488,913.177            (2)
1-SW9B         $  3,488,913.177            (3)
1-SW10A        $  2,675,669.704            (2)
1-SW10B        $  2,675,669.704            (3)
1-SW11A        $  1,471,890.817            (2)
1-SW11B        $  1,471,890.817            (3)
1-SW12A        $  1,709,761.410            (2)
1-SW12B        $  1,709,761.410            (3)
1-SW13A        $  3,554,614.949            (2)
1-SW13B        $  3,554,614.949            (3)
1-SW14A        $  2,652,957.778            (2)
1-SW14B        $  2,652,957.778            (3)
1-SW15A        $  2,791,460.872            (2)
1-SW15B        $  2,791,460.872            (3)
1-SW16A        $  2,232,046.214            (2)
1-SW16B        $  2,232,046.214            (3)
1-SW17A        $  1,323,377.387            (2)
1-SW17B        $  1,323,377.387            (3)
1-SW18A        $  1,325,017.566            (2)
1-SW18B      $  1,325,017.566              (3)
1-SW19A      $  1,096,978.535              (2)
1-SW19B      $  1,096,978.535              (3)
1-SW20A      $  1,067,003.410              (2)
1-SW20B      $  1,067,003.410              (3)
1-SW21A      $  1,066,251.521              (2)
1-SW21B      $  1,066,251.521              (3)
1-SW22A      $     81,804.494              (2)
1-SW22B      $     81,804.494              (3)
1-SW23A      $  2,068,878.961              (2)
1-SW23B      $  2,068,878.961              (3)
1-SW24A      $  2,365,088.275              (2)
1-SW24B      $  2,365,088.275              (3)
1-SW25A      $  1,492,925.309              (2)
1-SW25B      $  1,492,925.309              (3)
1-SW26A      $  1,215,143.641              (2)
1-SW26B      $  1,215,143.641              (3)
1-SW27A      $    887,202.110              (2)
1-SW27B      $    887,202.110              (3)
1-SW28A      $    767,552.586              (2)
1-SW28B      $    767,552.586              (3)
1-SW29A      $    844,974.419              (2)
1-SW29B      $    844,974.419              (3)
1-SW30A      $    828,154.421              (2)

1-SW30B        $    828,154.421            (3)
1-SW31A        $    674,462.063            (2)
1-SW31B        $    674,462.063            (3)
1-SW32A        $    547,987.973            (2)
1-SW32B        $    547,987.973            (3)
1-SW33A        $    511,072.618            (2)
1-SW33B        $    511,072.618            (3)
1-SW34A        $    480,453.281            (2)
1-SW34B        $    480,453.281            (3)
1-SW35A        $    452,338.330            (2)
1-SW35B        $    452,338.330            (3)
1-SW36A        $  7,493,193.429            (2)
1-SW36B        $  7,493,193.429            (3)
2-SW2          $118,331,908.359            (4)
2-SW1A         $  6,087,748.477            (5)
2-SW1B         $  6,087,748.477            (6)
2-SW2A         $  6,490,402.411            (5)
2-SW2B         $  6,490,402.411            (6)
2-SW3A         $  5,871,302.359            (5)
2-SW3B         $  5,871,302.359            (6)
2-SW4A         $  4,921,715.937            (5)
2-SW4B         $  4,921,715.937            (6)
2-SW5A         $  4,806,092.103            (5)
2-SW5B         $  4,806,092.103            (6)
2-SW6A       $  4,650,369.491              (5)
2-SW6B       $  4,650,369.491              (6)
2-SW7A       $  3,979,175.729              (5)
2-SW7B       $  3,979,175.729              (6)
2-SW8A       $  4,129,290.978              (5)
2-SW8B       $  4,129,290.978              (6)
2-SW9A       $  3,596,669.158              (5)
2-SW9B       $  3,596,669.158              (6)
2-SW10A      $  2,758,308.451              (5)
2-SW10B      $  2,758,308.451              (6)
2-SW11A      $  1,517,350.543              (5)
2-SW11B      $  1,517,350.543              (6)
2-SW12A      $  1,762,567.830              (5)
2-SW12B      $  1,762,567.830              (6)
2-SW13A      $  3,664,400.146              (5)
2-SW13B      $  3,664,400.146              (6)
2-SW14A      $  2,734,895.062              (5)
2-SW14B      $  2,734,895.062              (6)
2-SW15A      $  2,877,675.858              (5)
2-SW15B      $  2,877,675.858              (6)
2-SW16A      $  2,300,983.536              (5)
2-SW16B      $  2,300,983.536              (6)
2-SW17A      $  1,364,250.238              (5)
2-SW17B      $  1,364,250.238              (6)

2-SW18A        $  1,365,941.074            (5)
2-SW18B        $  1,365,941.074            (6)
2-SW19A        $  1,130,859.000            (5)
2-SW19B        $  1,130,859.000            (6)
2-SW20A        $  1,099,958.085            (5)
2-SW20B        $  1,099,958.085            (6)
2-SW21A        $  1,099,182.974            (5)
2-SW21B        $  1,099,182.974            (6)
2-SW22A        $     84,331.046            (5)
2-SW22B        $     84,331.046            (6)
2-SW23A        $  2,132,776.819            (5)
2-SW23B        $  2,132,776.819            (6)
2-SW24A        $  2,438,134.635            (5)
2-SW24B        $  2,438,134.635            (6)
2-SW25A        $  1,539,034.691            (5)
2-SW25B        $  1,539,034.691            (6)
2-SW26A        $  1,252,673.664            (5)
2-SW26B        $  1,252,673.664            (6)
2-SW27A        $    914,603.575            (5)
2-SW27B        $    914,603.575            (6)
2-SW28A        $    791,258.644            (5)
2-SW28B        $    791,258.644            (6)
2-SW29A        $    871,071.671            (5)
2-SW29B        $    871,071.671            (6)
2-SW30A      $    853,732.184              (5)
2-SW30B      $    853,732.184              (6)
2-SW31A      $    695,292.997              (5)
2-SW31B      $    695,292.997              (6)
2-SW32A      $    564,912.722              (5)
2-SW32B      $    564,912.722              (6)
2-SW33A      $    526,857.227              (5)
2-SW33B      $    526,857.227              (6)
2-SW34A      $    495,292.204              (5)
2-SW34B      $    495,292.204              (6)
2-SW35A      $    466,308.915              (5)
2-SW35B      $    466,308.915              (6)
2-SW36A      $  7,724,622.636              (5)
2-SW36B      $  7,724,622.636              (6)
SWR                          (7)           (7)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group One Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group One Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group One Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group Two Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group Two Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group Two Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates, Corresponding Classes of Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                                     Class(es) of Corresponding
                                                       Certificates or Related
Class    Initial Principal Balance   Interest Rate         Mortgage Group
-----    -------------------------   -------------   --------------------------
LTA-1               (1)                   (8)                  A-1, R
LTA-2A              (1)                   (8)                   A-2A
LTA-2B              (1)                   (8)                   A-2B
LTA-2C              (1)                   (8)                   A-2C
LTM-1               (1)                   (8)                    M-1
LTM-2               (1)                   (8)                    M-2
LTM-3               (1)                   (8)                    M-3
LTM-4               (1)                   (8)                    M-4
LTM-5               (1)                   (8)                    M-5
LTM-6               (1)                   (8)                    M-6
LTB-1               (1)                   (8)                    B-1
LTB-2               (1)                   (8)                    B-2
LTB-3               (1)                   (8)                    B-3
LTIX                (2)                   (8)                    N/A
LTII1A              (3)                   (8)                 Group One
LTII1B              (4)                   (9)                 Group One
LTII2A              (5)                   (8)                 Group Two
LTII2B              (6)                   (10)                Group Two
LTIIX               (7)                   (8)                    N/A
LT-IO               (11)                  (11)                   N/A
LTR                 (12)                  (12)                   N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and
     (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(10) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT1-IO shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over
     (ii) Swap LIBOR for such Distribution Date.

Distribution Date   SWAP REMIC Regular Interest
-----------------   ---------------------------
       7                    Class 1-SW1A
                            Class 2-SW1A
       7-8                  Class 1-SW2A
                            Class 2-SW2A
       7-9                  Class 1-SW3A
                            Class 2-SW3A
       7-10                 Class 1-SW4A
                            Class 2-SW4A
       7-11                 Class 1-SW5A
                            Class 2-SW5A
       7-12                 Class 1-SW6A
                            Class 2-SW6A
       7-13                 Class 1-SW7A
                            Class 2-SW7A
       7-14                 Class 1-SW8A
                            Class 2-SW8A
       7-15                 Class 1-SW9A
                            Class 2-SW9A
       7-16                 Class 1-SW10A
                            Class 2-SW10A
       7-17                 Class 1-SW11A
                            Class 2-SW11A
       7-18                 Class 1-SW12A
                            Class 2-SW12A
       7-19                 Class 1-SW13A
                            Class 2-SW13A
       7-20                 Class 1-SW14A
                            Class 2-SW14A
       7-21                 Class 1-SW15A
                            Class 2-SW15A
       7-22                 Class 1-SW16A
                            Class 2-SW16A
       7-23                 Class 1-SW17A
                            Class 2-SW17A
       7-24                 Class 1-SW18A
                            Class 2-SW18A
       7-25                 Class 1-SW19A
                            Class 2-SW19A
       7-26                 Class 1-SW20A
                            Class 2-SW20A
       7-27                 Class 1-SW21A
                            Class 2-SW21A
       7-28                 Class 1-SW22A
                            Class 2-SW22A
       7-32                 Class 1-SW23A
                            Class 2-SW23A
       7-33                 Class 1-SW24A
                            Class 2-SW24A
       7-34                 Class 1-SW25A
                            Class 2-SW25A
       7-35                 Class 1-SW26A
                            Class 2-SW26A

       7-36                 Class 1-SW27A
                            Class 2-SW27A
       7-37                 Class 1-SW28A
                            Class 2-SW28A
       7-38                 Class 1-SW29A
                            Class 2-SW29A
       7-39                 Class 1-SW30A
                            Class 2-SW30A
       7-40                 Class 1-SW31A
                            Class 2-SW31A
       7-41                 Class 1-SW32A
                            Class 2-SW32A
       7-42                 Class 1-SW33A
                            Class 2-SW33A
       7-43                 Class 1-SW34A
                            Class 2-SW34A
       7-44                 Class 1-SW35A
                            Class 2-SW35A
       7-45                 Class 1-SW36A
                            Class 2-SW36A

(12) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                  Initial Principal          Class of Related
Class                             Balance             Rate   Certificates
-----                             -----------------   ----   ----------------
UTA-1                             (1)                 (2)    A-1
UTA-2A                            (1)                 (2)    A-2A
UTA-2B                            (1)                 (2)    A-2B
UTA-2C                            (1)                 (2)    A-2C
UTM-1                             (1)                 (2)    M-1
UTM-2                             (1)                 (2)    M-2
UTM-3                             (1)                 (2)    M-3
UTM-4                             (1)                 (2)    M-4
UTM-5                             (1)                 (2)    M-5
UTM-6                             (1)                 (2)    M-6
UTB-1                             (1)                 (2)    B-1
UTB-2                             (1)                 (2)    B-2
UTB-3                             (1)                 (2)    B-3
Uncertificated Class C Interest   (3)                 (3)    N/A
UT-IO                             (4)                 (4)    N/A
Residual Interest                 (1)                 (2)    R

(1) The initial principal balance of each of these REMIC Regular Interests shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Caps set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

Class   Initial Class Principal Amount   Interest Rate
-----   ------------------------------   -------------
A-1     (1)                              (2)
A-2A    (1)                              (2)
A-2B    (1)                              (2)
A-2C    (1)                              (2)
M-1     (1)                              (2)
M-2     (1)                              (2)
M-3     (1)                              (2)
M-4     (1)                              (2)
M-5     (1)                              (2)
M-6     (1)                              (2)
B-1     (1)                              (2)
B-2     (1)                              (2)
B-3     (1)                              (2)
C       (3)                              (3)
P       (4)                              (4)
R       (1)                              (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties (or Underlying Mortgaged Properties in the case of Co-op Loans) are located.

     Accountant's Attestation: As defined in Section 3.18.

     Accrual Period: With respect to each Class of Certificates and their Corresponding REMIC Regular Interests (other than the Class A-2B, Class A-2C, Class B-1, Class B-2 and Class B-3 Certificates and their Corresponding REMIC Regular Interests) and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to the Class A-2B, Class A-2C, Class B-1, Class B-2 and Class B-3 Certificates, their Corresponding REMIC Regular Interests and the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of Certificates and their Corresponding REMIC Regular Interests (other than the Class A-2B, Class A-2C, Class B-1, Class B-2 and Class B-3 Certificates and their Corresponding REMIC Regular Interests) and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year. All calculations of interest on the Class A-2B, Class A-2C, Class B-1, Class B-2 and Class B-3 Certificates, their Corresponding REMIC Regular Interests and the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Disclosure Notification: the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information, which is attached hereto as Exhibit Z-1.

     Additional Form 10-D Disclosure: Has the meaning set forth in Section 3.27.

     Additional Form 10-K Disclosure: Has the meaning set forth in Section 3.27.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (net of the Servicing Fee) on the Mortgage

Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date (other than the principal portion of any Balloon Amount), less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan that has been converted to an REO Property, the obligation to make advances shall be limited to payments of interest.

     Advance Facility: A financing or other facility as described in Section 10.13.

     Advance Facility Notice: As defined in Section 10.13(b).

     Advance Financing Person: As defined in Section 10.13(a).

     Advance Reimbursement Amount: As defined in Section 10.13(b).

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan), the "Appraised Value" of a Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan) based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer (or UCC-3 assignment (or equivalent instrument) with respect to each Co-op Loan) or equivalent instrument, in recordable form (except in the case of a Co-op
Loan) (except for the name of the assignee if such Mortgage Loan is endorsed in blank), sufficient under the laws of the jurisdiction where the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan) is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Weighted Average Available Funds Cap.

     Back-Up Certification: Has the meaning set forth in Section 3.27(k).

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years, which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Bring Down Letter: Those certain letter agreements, dated as of March 9, 2006 between Ownit and the Sponsor, with respect to the Mortgage Loans.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, State of Texas and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     Cap Contract: Any of the Class A-1 Cap Contract, the Class A-2A Cap Contract or the Class M Cap Contract.

     Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(i) in the name of the Trustee for the benefit of the Trust Fund and designated "Wells Fargo Bank, N.A., as trustee, in trust for registered holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

     Cap Contract Counterparty: The Bank of New York.

     Cap Contract Notional Balance: Any of the Class A-1 Cap Contract Notional Balance, the Class A-2A Cap Contract Notional Balance or the Class M Cap Contract Notional Balance.

     Cap Contract Termination Date: Any of the Class A-1 Cap Contract Termination Date, the Class A-2A Cap Contract Termination Date or the Class M Cap Contract Termination Date.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as trustee, in trust for registered holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2A, Class A-2B Certificates and Class A-2C Certificates. For purposes of Section 2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The

Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Certification Parties: Has the meaning set forth in Section 3.27(k).

     Certifying Person: Has the meaning set forth in Section 3.27(k).

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance and the Class R Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 53.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group One based on the Net Mortgage Rates, less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date in effect on the related Due Date divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group One as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-1 Cap Contract: The confirmation and agreement between the Trust Fund or Trustee and the Cap Contract Counterparty (in the form of Exhibit N-1 hereto).

     Class A-1 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-1 One-Month LIBOR Cap Table attached hereto as Exhibit O-1.

     Class A-1 Cap Contract Termination Date: The Distribution Date in August 2006.

     Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

     Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.210% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.420% per annum.

     Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group One Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 4.90125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class A-1 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-1 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 10.2900% per annum.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and, only with respect to the Class A-2A Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-2 Certificates: Any of the Class A-2A, Class A-2B and Class A-2C Certificates.

     Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and, only with respect to the Class A-2A Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-2A Cap Contract: The confirmation and agreement between the Trust Fund or Trustee and the Cap Contract Counterparty (in the form of Exhibit N-2 hereto).

     Class A-2A Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-2A Cap Contract Notional Balance set forth for such Distribution Date in the Class A-2A One-Month LIBOR Cap Table attached hereto as Exhibit O-2.

     Class A-2A Cap Contract Termination Date: The Distribution Date in August 2006.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.080% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.160% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 4.77125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the

Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2A Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2A Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.4100% per annum.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the least of (1) 5.6329%, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date; and for any Distribution Date after the Initial Optional Termination Date, the least of (1) 6.1329%, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

     Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

     Class A-2C Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the least of (1) 6.0000%, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date; and for any Distribution Date after the Initial Optional Termination Date, the least of (1) 6.5000%, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as "Class B-1 Certificate "on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the least of (1) 6.0000%, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date; and for any Distribution Date after the Initial Optional Termination Date, the least of (1) 6.5000%, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate

Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date, (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date, (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date and (H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 86.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the least of (1) 6.0000%, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date; and for any Distribution Date after the Initial Optional Termination Date, the least of (1) 6.5000%, (2) the

Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and
(I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 89.40% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current

Interest or Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the least of (1) 6.0000%, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date; and for any Distribution Date after the Initial Optional Termination Date, the least of (1) 6.5000%, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 91.90% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two

Mortgage Loans and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Cap Contract: The confirmation and agreement between the Trust Fund or the Trustee and the Cap Contract Counterparty (in the form of Exhibit N-4 hereto).

     Class M Cap Contract Notional Balance: With respect to any Distribution Date, the Class M Cap Contract Notional Balance set forth for such Distribution Date in the Class M One-Month LIBOR Cap Table attached hereto as Exhibit O-4.

     Class M Cap Contract Termination Date: The Distribution Date in August
2006.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance, Class M-5 Certificate Principal Balance and Class M-6 Certificate Principal Balance.

     Class M Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.0200% per annum.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.380% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.570% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 5.07125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 60.60% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.390% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.585% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 5.08125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 67.40% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and

(II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.410% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.615% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 5.10125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such

Distribution Date over (2) the lesser of (A) 71.60% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.520% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.780% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 5.21125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A

Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (C) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date) and (D) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 75.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.540% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.810% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 5.23125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 78.90% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates an the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.610% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.915% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 5.30125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 82.10% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.


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

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.210% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.420% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 4.90125% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: March 9, 2006.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Litton Loan Servicing LP, as servicer for the holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2." Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount equal to the portion of any Prepayment Interest Shortfalls required to be deposited in the Collection Account by the Servicer pursuant to Section 4.02 hereof.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan).

     Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

     Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-2C Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Custodian: Wells Fargo Bank, N.A., on behalf of the Trustee.

     Cut-off Date: February 1, 2006.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2006.

     Downgrade Termination Event: An event whereby (x) the Swap Counterparty (or its guarantor) ceases to have short term unsecured and/or long term debt ratings at least equal to the levels specified in the Swap Agreement, and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies): (i) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty shall transfer the Swap Agreement, in whole, but not in part, to a substitute swap counterparty that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition or (ii) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty shall collateralize its exposure to the Trust Fund pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Counterparty pursuant to an amendment to the Swap Agreement.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the

United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA Restricted Certificates: The Class C and Class P Certificates and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under the Underwriter's exemption.

     Event of Default: As defined in Section 7.01 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $2,929,962 and over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Class A, Class M or Class B Certificates is based upon the related Available Funds Cap, the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap, up to but not exceeding greater of (x) the related Maximum Rate Cap or (y) the sum of (i) the related Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Cap Contract relates for such Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Available Funds Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

     Form 8-K Disclosure Information: Has the meaning set forth in Section 3.27.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Group One Mortgage Loan Schedule attached hereto as Exhibit B-2.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Group Two Mortgage Loan Schedule attached hereto as Exhibit B-3.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates have been reduced to zero, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property (or related Underlying Mortgage Property, in the case of a Co-op Loan), including any replacement policy or policies for any insurance policies.

     Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) or released either to the Mortgagor or to the holder of a senior lien on the related

Mortgaged Property (or the related Underlying Mortgaged Property in the case of a Co-op Loan) in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op
Loan).

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, February 24, 2006.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee and the Trustee Fee,
(2) all Advances relating to interest with respect to the Mortgage Loans and such Distribution Date, (3) all Compensating Interest with respect to the Mortgage Loans and such Distribution Date, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and the Trustee Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement.

     Issuing Entity: Ownit Mortgage Loan Trust, Series 2006-2.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

     LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A-1, Class A-2A, Class M and Class R Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien

Mortgage Loan and is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Condemnation Proceeds, Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with the final sale of a related REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) and (Y) the sales price of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op
Loan) at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument with all riders attached thereto creating a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note. With respect to a Co-op Loan, the security agreement with all riders attached thereto creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Properties the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibits B-1, B-2 and B-3, setting forth the following information with respect to each Mortgage Loan:

          (i) the loan number;

          (ii) borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  the frequency of each Adjustment Date;

               (B)  the next Adjustment Date;

               (C)  the Maximum Mortgage Rate;

               (D)  the Minimum Mortgage Rate;

               (E)  the Mortgage Rate as of the Cut-off Date;

               (F)  the related Periodic Rate Cap;

               (G)  the Gross Margin;

               (H)  the lifetime rate cap;

          (xiii) location of the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan);

          (xiv) a code indicating whether a Prepayment Charge is applicable and, if so, the term of such Prepayment Charge;

          (xv) the Credit Score and date obtained; and

          (xvi) the MIN.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less (1) the Servicing Fee Rate and
(2) the Trustee Fee Rate.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Issuing Entity on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIM Notes: The notes to be issued pursuant to the Indenture.

     NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIMs Insurer Default: As defined in Section 10.12.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Servicer or the Trustee, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor, the Servicer or the Trustee, (2) not have any direct financial interest in the Depositor, the Servicer or the Trustee or in any affiliate of any such party and (3) not be connected with the Depositor, the Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (b) of Section 9.01 hereof.

     Optional Termination Amount: The amount received by the Trustee in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

     Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the Optional Termination Price is to be distributed to the Certificateholders; (ii) any unreimbursed out-of-pocket costs and expenses owed to the Trustee or the Servicer, any unpaid or unreimbursed Servicing Fees, Trustee

Fees and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations; (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law; and (iv) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Counterparty.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the sum of (x) the Stated Principal Balance of the Mortgage Loans over
(2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Ownit: Ownit Mortgage Solutions Inc., a California corporation, or its successor in interest.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the Trust Fund created pursuant to this Agreement, which shall be:

          (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Cap Contracts and the Supplemental Interest Trust subtrust, which in turn holds the Swap Agreement, and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Trust Fund;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans and the Swap Agreement and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised the Trustee or its respective affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

     provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par. The Trustee may trade with itself or an affiliate when purchasing or selling Permitted Investments.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form

W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Preference Claim: The meaning set forth in Section 4.04(j) hereof.

     Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Publicly Offered Certificates and Privately Offered Certificates.

     Prepayment Charges: Any prepayment fees, premiums or charges to be paid by the Mortgagor on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable, as identified on the Mortgage Loan Schedule.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) all scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on any Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received during the related Due Period, and (7) all other collections and recoveries in respect of principal during the related Prepayment

Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Privately Offered Certificates: The Class B-1, Class B-2 and Class B-3 Certificates.

     Prospectus Supplement: The Prospectus Supplement dated March 7, 2006 relating to the public offering of the Publicly Offered Certificates.

     Publicly Offered Certificates: The Class A and Class M Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor or the Transferor pursuant to Section 2.02 or 2.03 hereof or purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest on such unpaid principal balance at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law. With respect to any REO Property purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by the Servicer

     Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Trustee.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Subcontractor engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to the Servicer or the Trustee.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

     Reportable Event: Has the meaning set forth in Section 3.27.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee or the Custodian, substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class SWR Interest and Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Trustee or the Servicer, any officer of the Trustee or the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of February 1, 2006 between the Depositor and the Sponsor.

     Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (including any interpretations thereof by the Securities and Exchange Commission's staff).

     Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.27(k).

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Securities Act: The Securities Act of 1933, as amended.

     Servicer: Litton Loan Servicing LP, a Delaware limited partnership, or its successor in interest.

     Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

     Servicer Remittance Date: With respect to any Distribution Date, the 10th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.

     Servicer Trigger Event: As defined in Section 7.02 hereof.

     Servicer's Assignee: As defined in Section 10.14(a).

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of the Servicer's servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgages or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee; tax tracking; title research; flood certifications; lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and
(7) compliance with the obligations under Sections 3.01 and 3.10; provided that such amounts are required to be advanced only to the extent such advances constitute "unanticipated expenses" within the meaning of Treasury Regulation
Section 1.860G-1(b)(3)(ii).

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) one-twelfth of the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.50% for each Mortgage Loan.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement (other than rights with respect to Advances and Servicing Advances herein), including JPMorgan Chase Bank, N.A., as the representative of certain lenders.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the manipulation, completion or correction of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its affiliate of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in March 2009 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 46.60% of the aggregate Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ---------------------------------
March 2008 - February 2009       1.45% with respect to March 2008,
                                 plus an additional 1/12th of
                                 1.55% for each month thereafter
March 2009 - February 2010       3.00% with respect to March 2090,

                                 plus an additional 1/12th of
                                 1.00% for each month thereafter
March 2010 - February 2011       4.00% with respect to March 2010,
                                 plus an additional 1/12th of
                                 0.75% for each month thereafter
March 2011 - February 2012       4.75% with respect to March 2011,
                                 plus an additional 1/12th of
                                 0.25% for each month thereafter
March 2012 and thereafter        5.00%

     Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 34.33% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

     Subordinate Certificates: Each Class of the Class M and Class B
Certificates.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to such Mortgage Loan) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB and meets any of the criteria of Item 1108(a)(2)(i),
(ii) or (iii).

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, in which the Swap Agreement will be held, out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders will be made, and into which any Swap Termination Payments or Net

Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 4.04 hereof.

     Swap Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(l)(i) in the name of the Trustee for the benefit of the Trust Fund and designated "Wells Fargo Bank, N.A., as trustee, in trust for registered holders of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2." Funds in the Swap Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

     Swap Agreement: The confirmation to the master agreement, dated as of March 9, 2006, between the Swap Counterparty and the trustee of the Supplemental Interest Trust for the benefit of the Issuing Entity or any other cap agreement or swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.04(l) hereof.

     Swap Counterparty: The Bank of New York or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement as a result of termination of the Swap Agreement.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Transfer Agreement: The Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of April 1, 2005, between Merrill Lynch Mortgage Capital Inc., as purchaser and Ownit, as seller and interim servicer, as supplemented by the Bring Down Letter.

     Transferor: Ownit.

     Transferor Affirmation Notice: A notice from Fitch to the Depositor or the Sponsor that the ratings of the Certificates will not be negatively impacted by the removal of the Sponsor's obligation to honor the Transferor's representations and warranties, a copy of which notice shall be provided by either the Sponsor or the Depositor to the Trustee.

     Trust Fund: The corpus of the trust (the "Ownit Mortgage Loan Trust, Series 2006-2") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account, the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; (vi) the Cap Contracts and Cap Contract Account and (vii) the Supplemental Interest Trust, which in turn holds the Swap Agreement.

     Trustee: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Trustee Fee: 0.0075% for each Mortgage Loan.

     Trustee Fee: A fee paid monthly to the Trustee from interest collected with respect to each Mortgage Loan equal to the product of (a) one-twelfth of the Trustee Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. The Trustee is also entitled to a portion of investment income earned on amounts on deposit in the Certificate Account as set forth in Section 3.05(g) hereof.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Underlying Mortgaged Property: With respect to each Co-op Loan, the underlying real property owned by the related residential cooperative housing corporation.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Collar: Any of the Class A-1 Upper Collar, the Class A-2 A Upper Collar or the Subordinate Certificate Upper Collar.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UTA-2A, Class UTA-2B and Class UTA-2C Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date (adjusted, in the case of the Class UTA-2B and Class UTA-2C Interests, to reflect accruals on the basis of a 360 day year consisting of twelve 30 day months). In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average (adjusted, in the case of the Class UTB-1, Class UTB-2 and Class UTB-3 Interests, to reflect accruals on the basis of a 360 day year consisting of twelve 30 day months) of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap, as calculated with respect to the Class A-2A Certificates, (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group one, or the class A-2A, class A-2B and class A-2C certificates, in the case of group two) and, only with respect to the Class B Certificates, multiplied by the actual number of days in the accrual period divided by 30.

     Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B and Class A-2C Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap, as calculated with respect to the Class A-2A Certificates, and, only with respect to the Class B Certificates, multiplied by the actual number of days in the accrual period divided by 30.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans, on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; or (iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High-Risk Home Loan Act effective January 1, 2004.

     (i) In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or the Custodian, the following documents or instruments with respect to each Mortgage Loan so assigned that is not a Co-op
Loan:

          (A) The original Mortgage Note endorsed in blank or, "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to [____________________] or "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse";

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the Transferor to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage endorsed either in blank or, to "Wells Fargo Bank, N.A., as trustee;"

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company);

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located; and

          (F) Originals of all assumption and modification agreements, if any.

     (ii) In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or the Custodian the following documents or instruments with respect to each Mortgage Loan so assigned that is a Co-op Loan:

          (A) (i) The original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (ii) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement)), in either case endorsed either in blank or, "Pay to the order of Wells Fargo Bank National Association as trustee, without recourse;"


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

          (B) The original Mortgage entered into by the Mortgagor with respect to such Co-Op Loan;

          (C) The original Assignment of Mortgage endorsed either in blank or to "Wells Fargo Bank, N.A., as trustee;"

          (D) Original assignments of Mortgage showing a complete chain of assignment from the originator of the related Co-Op Loan to the last endorsee on the Mortgage Note;

          (E) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-Op Loan (or a recorded copy thereof);

          (F) Form UCC-3 (or copy thereof) by the Transferor or its agent assigning the security interest covered by such Form UCC-1 to "Wells Fargo Bank National Association., as trustee," together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Transferor, with evidence of recording thereon;

          (G) Original stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached;

          (H) Original proprietary lease;

          (I) Original assignment of proprietary lease or a copy thereof, to the Trustee or in blank, and all intervening assignments thereof;

          (J) Original recognition agreement or a copy thereof of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and

          (K) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.

     If in connection with any Mortgage Loan that is not a Co-op Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

     With respect to any Mortgage Loan that is not a Co-op Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this


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

Section 2.01. With respect to any Co-op Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be filed the Form UCC-3 referred to in this Section 2.01. In the event that any Assignment of Mortgage referred to in this Section 2.01 is not recorded or is improperly recorded, the Servicer and the Trustee shall have no liability for any failure to receive or act on notices related to such Assignment of Mortgage.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. None of the Depositor, the Servicer or the Trustee shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Servicer and the Trustee shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee or the Custodian are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to indicate promptly to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement, the rights in the Transfer Agreement described therein and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.


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

     SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans.

     Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it (or the Custodian) holds and will hold such documents and any other documents constituting a part of the Mortgage' Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

     The Trustee acknowledges receipt of the three Cap Contracts (forms of which are attached hereto as Exhibits N-1, N-2 and N-3), the Transfer Agreement, the Bring Down Letter and the Sale Agreement.

     The Trustee acknowledges receipt of the Swap Agreement that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement, not in its individual capacity, but solely as Trustee for the Issuing Entity and for the Supplemental Interest Trust.

     The Trustee agrees, for the benefit of Certificateholders and the NIMs Insurer, to review or cause its Custodian to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the NIMs Insurer, the Depositor and the Servicer that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. If the Trustee or the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee or the Custodian shall promptly (and in any event within no more than five Business Days) after such finding so notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor. In addition, the Trustee or the Custodian shall also notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03, within 90 days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Sponsor and necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on


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

behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the NIMs Insurer, the Depositor or the Trustee pursuant to the Sale Agreement, the Transfer Agreement and the Bring Down Letter. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicer and the Trustee shall keep confidential the name of each Mortgagor except as required by this Agreement and the Servicer and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee or the Servicer from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its affiliates, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee or the Servicer having a need to know the same, provided that the Trustee or the Servicer, as applicable, advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to the Mortgages shall be retained by the Servicer.

     Within 70 days of the Closing Date, the Trustee or the Custodian shall deliver to the NIMs Insurer, the Depositor and the Servicer, the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

          (a) The Depositor hereby represents and warrants to the Servicer, the NIMs Insurer and the Trustee as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and
     (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course


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

     of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) The representations and warranties of the Transferor with respect to the Mortgage Loans contained in the Transfer Agreement were made as of the date of the Transfer Agreement and brought forward to the Closing Date pursuant to the Bring Down Letter. The representations and warranties of the Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date. The representations and warranties of the Sponsor with respect to the Mortgage Loans contained in the Sale Agreement were made as of the Closing Date.

     To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Transferor under the Transfer Agreement (whether or not such fact, condition or event would also constitute a breach of a representation or warranty of the Sponsor under the Sale Agreement), the only rights or remedies of the Trustee, the NIMs Insurer or of any Certificateholder shall be first, the Trustee's right to enforce the obligations of the Transferor under such applicable representation or warranty made by it and, second, only if the Transferor is unable or unwilling to fulfill its obligations to cure or repurchase such Mortgage Loan, the Trustee shall exercise its right to enforce any rights it may have against the Sponsor under the Sale Agreement with respect to such representation or warranty; provided, that in the event the Trustee shall have received a copy of any Transferor Affirmation Notice, the Trustee shall only be entitled to enforce any rights it has against the Transferor under the Transfer Agreement and shall not have any rights against the Sponsor under the Sale Agreement with respect to such representation or warranty. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty made by the Sponsor in the Sale Agreement that does not also constitute a breach of a representation or warranty of the Transferor under the Transfer Agreement, the Trustee shall enforce any rights it may have against


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the Sponsor under the Sale Agreement. In furtherance of the above, the Sponsor expressly acknowledges that prior to the issuance of a Transferor Affirmation Notice, it shall be obligated and liable to the Trustee, the NIMs Insurer and the Certificateholders for any breach of a representation or warranty made under the Transfer Agreement, but only after the Transferor evidences that it is unwilling or unable to fulfill its contractual obligations under the Transfer Agreement. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

     In addition to the representations and warranties of the Transferor in the Transfer Agreement that were brought forward to the Closing Date pursuant to the Bring Down Letter, with respect to each Mortgage Loan, the Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Sponsor shall (1) use reasonable efforts to enforce such covenant against the Transferor and (2) if the Sponsor successfully enforces any obligation of the Transferor to repurchase such Mortgage Loan, the Sponsor shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Sponsor does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Sponsor shall have no obligation or right to repurchase or cure such Mortgage Loan.

          (c) Upon discovery by any of the Depositor, the Servicer, the NIMs Insurer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the Transferor or the Sponsor, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Transferor or the Sponsor, the Trustee shall enforce its rights under the Transfer Agreement or the Sale Agreement for the benefit of Certificateholders and the NIMs Insurer. If a breach of the representations and warranties set forth in the Transfer Agreement exists solely due to the unenforceability of a Prepayment Charge, the Trustee shall notify the NIMs Insurer thereof and not seek to enforce the repurchase remedy provided for herein unless directed in writing to do so by the NIMs Insurer. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in the Transfer Agreement, the Trustee shall, at the request of the NIMs Insurer, enforce the right of the Trust Fund and the NIMs Insurer to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the Sale Agreement, if the Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. As provided in the Sale Agreement, the Sponsor indemnifies and holds the Trust Fund, the Trustee, the Custodian, the Depositor, the NIMs Insurer, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses,


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

penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Custodian, the Depositor, the NIMs Insurer, the Servicer and any Certificateholder may sustain in connection with any actions of the Sponsor relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or
(ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Sponsor is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Sponsor, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Sponsor and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Sponsor pursuant to the Sale Agreement or by the Transferor pursuant to the Transfer Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited by the Servicer in the Collection Account pursuant to Section 3.05 and the Servicer shall notify the Trustee of its receipt of the same. The Trustee, upon receipt of notice from the Servicer of its receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor, the Sponsor or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee or the Custodian, and the Trustee shall not have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee or the Custodian pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the Sponsor, as applicable, must deliver to the Trustee or the Custodian the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section
2.01 along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee or the Custodian shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the NIMs Insurer and the Depositor that all documents required by
Section 2.01 have been executed and received.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage


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

Loan of any predatory or abusive lending law shall be remitted by the Sponsor to the Servicer for deposit into the Collection Account on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the NIMs Insurer shall each have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Trustee shall cause the Mortgage Loan Schedule to be amended in accordance with the terms of this Agreement.

     The Sponsor shall give or cause to be given written notice to the Certificateholders and the NIMs Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMs Insurer, the Servicer, and the Trustee. Upon such substitution by the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Sponsor and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of the Transferor, assigned by the Sponsor to the Depositor pursuant to the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

     SECTION 2.04. Representations and Warranties of the Servicer

          (a) The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

               (i) The Servicer is duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan) is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this


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

Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (ii) The Servicer has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

               (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

               (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

               (vii) The Servicer has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

               (viii) Notwithstanding any state or federal law to the contrary, the Servicer shall not impose or collect a Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the Mortgage Loan payments.


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

     SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages."

     Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written request of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Authentication and Delivery of Certificates.

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof to the best of its abilities, to the end that the interests of the Holders may be adequately and effectively protected.

     SECTION 2.07. REMIC Elections.

          (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

          The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to
Section 4.04(b)(i) hereof, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in
Section 2.07 hereof, (iv) each Cap Contract and the Cap Contract Account and (v) the Swap Agreement and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.


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

          The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

          The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

          The beneficial ownership of the Class SWR Interest, Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A (other than the Class R Certificate), Class M and Class B Certificates, and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contracts or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the


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

amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in Section 2.07(d)(ii), the Supplemental Interest Trust which holds the Swap Agreement, the Cap Contracts, the Cap Contract Account and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

          The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section


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

4.04(b)(i) hereof) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Funds (net of expenses) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group One Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group One Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group Two Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group Two Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group One and Group Two Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

          All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the


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Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier
REMIC Regular Interests described in clause (iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

          Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

          If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and
(c) any remaining allocations are made to the Class LTIIX Interest.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity.


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

Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMs Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     SECTION 2.08. [RESERVED]

     SECTION 2.09. Covenants of the Servicer.

     The Servicer hereby covenants to each of the other parties to this Agreement as follows:

     (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

     (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the NIMs Insurer or the Trustee, any affiliate of the Depositor, the NIMs Insurer or the Trustee and prepared by the Servicer pursuant to this Agreement is inaccurate in any material respect, provided, however, that the Servicer shall not be responsible for inaccurate information provided to it by third parties.

     SECTION 2.10. [RESERVED]

     SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under, the Cap Contracts, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     SECTION 2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is


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

used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 thereof.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans.

     For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, including without limitation, any powers of attorney, in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) securing any Mortgage Loan; provided that, subject to
Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. The Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney in the form of Exhibit P to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

     The Trustee shall deliver powers of attorney in the form attached hereto as Exhibit P to the Servicer promptly after the Closing Date and additional powers of attorney promptly after request therefor by the Servicer.


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     In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. To the extent that a Mortgage does not provide for escrow payments, (i) the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or to foreclosure as a result of a tax lien and (ii) the Servicer shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien being imposed with respect to the Mortgage Loan, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

     All costs incurred by the Servicer, if any, in effecting the timely payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

     The Servicer shall not be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     The Servicer shall have at least 30 days' notice of the appointment of a NIMs Insurer prior to being required to deliver any notices pursuant to this Agreement to such NIMs Insurer.

     The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

     The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment, release and other comparable instruments with respect to such assignment, release or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns; provided, however, the Trustee will not be responsible for monitoring MERS loan activity. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).


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     With respect to any Mortgage Loan, the Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

          (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

          (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

          (c) the loan evidencing the refinanced senior lien is not subject to negative amortization;

     provided, however, the above requirements shall not be applicable if the Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable.

     In connection with any modification pursuant to this Section and to the extent there are any unreimbursed Advances or Servicing Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

     SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer, which may be an affiliate, pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such Subservicing Agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement, with the consent of the NIMs Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of the each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the NIMs Insurer copies of all Subservicing Agreements. The Trustee shall have no obligations, duties or liabilities with respect to a Subservicer, including, without limitation, any obligation, duty or liability to monitor such Subservicer or to pay a Subservicer's fees and expenses.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.


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     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the
Servicer.

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and none of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

     SECTION 3.04. Trustee to Act as Servicer.

     Subject to Sections 6.04 and 7.03, in the event that the Servicer shall, for any reason, no longer be the servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of the Servicer or any predecessor servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section
2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be the servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under any subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04 or Section 11.02, are not paid by the Servicer pursuant to this Agreement within 30 days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that the terminated servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer.

     The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     Notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that within 10 Business Days of delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth in Section 7.03 of this Agreement) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.


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     SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account;
Certificate Account.

          (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing and subject to Section 3.01, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, and provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. In connection with any modification pursuant to this
Section 3.05(a) and to the extent there are any unreimbursed Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

          (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (iv) sufficient information is not made available to enable it to collect the Prepayment Charge. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been


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waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) The Servicer shall establish and maintain so long as it is acting as servicer hereunder, on behalf of the Trustee for the benefit of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

               (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

               (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) in accordance with the Servicer's normal servicing procedures;

               (iv) all Subsequent Recoveries;

               (v) all Compensating Interest;

               (vi) any amount required to be deposited by the Servicer pursuant to Section 3.05(f) in connection with any losses on Permitted Investments;

               (vii) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

               (viii) all Purchase Prices and Substitution Adjustment Amounts;

               (ix) all Advances made by the Servicer pursuant to Section 4.01;

               (x) all Prepayment Charges received;

               (xi) all net monthly rental income from REO Properties required to be deposited by the Servicer pursuant to Section 3.12; and

               (xii) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all


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

servicing-related fees, including all late payment charges, insufficient funds charges, customary real estate referral fees and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property or stock allocated to a dwelling unit in the case of a Co-op Loan), modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges) if collected, need not be remitted by the Servicer. Rather, such fees and charges and similar amounts may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section
3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

     The Servicer shall give notice to the NIMs Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall forward to the NIMs Insurer, and upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

          (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

               (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

               (ii) any amount required to be deposited by the Trustee pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

               (iii) the Optional Termination Amount received by the Trustee pursuant to Section 9.01.

     Any amounts received by the Trustee prior to 1:00 p.m. Eastern time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) which are required to be deposited in the Certificate Account by the Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Trustee into the Certificate Account shall be exclusive. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time cause the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the NIMs Insurer and the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.


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

          (f) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance
Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized.

          (g) All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of (i) the Servicer to the extent such income and gain (net of any losses) relates to the period from the date of deposit into the Certificate Account to, but not including, the Business Day prior to the related Distribution Date and (ii) the Trustee to the extent such income and gain (net of any losses) relates to the Business Day prior to the related Distribution Date. Any amounts in such Certificate Account earned for the benefit of the Servicer shall be remitted by the Trustee to the Servicer not later than the third Business Day of the month immediately succeeding the month in which such amounts were earned. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized; provided that the Trustee shall be reimbursed by the Servicer for any such losses which relate to the period from the date of deposit into the Certificate Account to but not including the Business Day immediately preceding the related Distribution Date.

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes, assessments, dues or comparable items and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.


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     SECTION 3.07. Access to Certain Documentation and Information Regarding the
Mortgage Loans.

     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

          (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes (the order below not constituting an order of priority):

               (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
Section 3.15, that portion of any payment or recovery of interest on a Mortgage Loan that equals the Servicing Fee for the period with respect to which such interest payment or recovery was made or allocated, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

               (ii) to reimburse the Servicer for Advances made by it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

               (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

               (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

               (vi) to pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
Section 3.06;

               (vii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section


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

2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

               (viii) to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.25 or Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G1(b)(3)(ii);

               (ix) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (ix) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

               (x) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

               (xi) to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to insufficient funds or other denial by the related Mortgagor's banking institution;

               (xii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof;

               (xiii) to reimburse itself for Advances or Servicing Advances from amounts in the Collection Account held for future distributions that were not included in Available Funds for the preceding Distribution Date. An amount equal to the amount withdrawn from the Collection Account pursuant to this subclause (xiii) shall be deposited in the Collection Account by the Servicer on the next succeeding Distribution Date on which funds are to be distributed to Certificateholders; and

               (xiv) to reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances made by the Servicer that have not otherwise been reimbursed to the Servicer at the time a Mortgage Loan is modified.

     In addition, no later than 12:00 p.m. Eastern time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds, the Principal Funds and the Trustee Fee to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds, Principal Funds and Trustee Fee by 2:00 p.m. Eastern time, such Interest Funds and Principal Funds shall be deposited in the Certificate Account on the next Business Day.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

     The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (viii) above.

     In the event of any failure by the Servicer to remit to the Trustee for deposit into the Certificate Account any amounts (including any Advance) required to be so remitted by the Servicer on the Servicer Remittance Date, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at


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the "prime rate" (as specified in the New York edition of The Wall Street
Journal) until such failure is remedied.

     Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes (the order below not constituting an order of priority):

               (i) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

               (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

               (iii) to reimburse the Trustee and the Custodian for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05 and 8.06 hereof; and

               (iv) to pay to the Servicer or the Trustee, as applicable, earnings on or investment income with respect to funds in or credited to the Certificate Account as provided in Section 3.05(g).

     SECTION 3.09. [RESERVED]

     SECTION 3.10. Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained, for each first lien Mortgage Loan (other than a Co-op Loan), fire and hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property, or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section
3.08 hereof. It is understood and agreed that no


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earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such first lien Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee, for the benefit of the Certificateholders, claims under any such blanket policy.

     SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

          (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An opinion of counsel, which shall be reimbursable as a Servicing Advance (to the extent it is an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), delivered to the Trustee and the Depositor shall conclusively establish the reasonableness of such belief to the extent permitted under applicable law. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.


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Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

          (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op
Loan) has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property (or the stock allocated to a dwelling unit, in the case of a Co-op Loan) is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee and the NIMs Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMs Insurer) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

          (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) and if applicable, as a Non-Recoverable Servicing Advance, as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan) that the Servicer is contemplating


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acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan), consider such risks and only take action in accordance with Accepted Servicing Practices.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or its affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on the Determination Date immediately following the month concerned. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Trust Fund acquires any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee or the NIMs Insurer), to the effect that the holding by the Trust Fund of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a


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second lien Mortgage Loan, if any, in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

     The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan), shall be applied for the purpose of the Trust Fund to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such net income shall be deemed, for all purposes and as between the parties to this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent that any such net income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds and any net income from an REO Property, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to any Prepayment Charges and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

          (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

          (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 90 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Trustee for deposit to the Certificate Account and the Trustee or the Custodian, upon receipt of such confirmation of deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Servicer shall not use any


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procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders.

          (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (unless the Servicer, after making a reasonable estimate of the expected recovery, determines that foreclosure proceedings or other liquidation of the related Mortgaged Property would yield a net recovery), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan, or (vi) agree to a modification of such Mortgage Loan.

          (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on all such Mortgage Loans.

     In the event that the Servicer (or an affiliate of the Servicer) is the owner of more than 50% of the Class of Certificates which is then currently in a first loss position and such party is deemed to be the "Primary Beneficiary" as defined in FIN 40, the provisions of the preceding paragraph shall not apply and the Servicer (or an affiliate of the Servicer), in its sole discretion, shall have the right to elect to purchase for its own account from the Trust Fund any Mortgage Loan that is 120 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date (as defined below) occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.12, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.01. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase any Mortgage Loan or REO Property pursuant to this paragraph at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Trustee for deposit in the Certificate Account. The Trustee, upon receipt of notice of such deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. The provisions in this paragraph shall only apply if Litton Loan Servicing LP is the servicer.

     SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form


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of Exhibit I. Upon receipt of two copies of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of
Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

     Each Request for Release may be delivered to the Trustee or its designee
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five (5) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

     On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii).

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i)


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the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan)), modification fees, customary real estate referral fees, extension fees and similar fees payable by the Mortgagor, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05 or 3.12(a) hereof. In addition, the Servicer shall be entitled to income and gain from amounts on deposit in the Certificate Account during the period from the Servicer Remittance date to but not including the Business Day immediately preceding the related Distribution Date as described in Section 3.05(g). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.


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     SECTION 3.16. Access to Certain Documentation.

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.17. Annual Statement as to Compliance.

          (a) The Servicer and the Trustee, each at its own expense, will deliver, and the Servicer shall use its reasonable efforts to cause any Subservicer engaged by the Servicer to deliver, to the Trustee and the Depositor, not later than March 1 of each year, commencing in 2007, an Officer's Certificate, in the form attached hereto as Exhibit T-4, stating, as to each signer thereof, that (i) a review of the activities of such party during such preceding calendar year (or such shorter period in the case of the first such report) and of performance of such party under this Agreement or such other applicable servicing agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such party has fulfilled all its obligations under this Agreement or such other applicable servicing agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 3.18. Reports on Assessment of Compliance and Attestation.

          (a) The Servicer and the Trustee, each at its own expense, shall furnish, by March 1 of each year, commencing in March 2007, and each of the preceding parties, as applicable, shall cause any Subservicer or Subcontractor (with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 3.27 on behalf of the Issuing Entity) engaged by it to furnish to the Depositor and the Trustee an officer's certification and assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall contain (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria applicable to it, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria applicable to it, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.27, including, if there has been any material instance of noncompliance with the relevant Servicing Criteria applicable to it, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria applicable to it as of and for such period. Such Assessment of Compliance shall be substantially in the form of Exhibit T-1 hereto. The parties


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acknowledge and agree that the items indicated as being subject to assessment by each such party on Exhibit T-2 hereto are the items to be assessed by such party as of the Closing Date and that any changes to such allocation of assessment responsibilities will be made by mutual agreement of the parties. Any such changes will not require an amendment of this Agreement.

     In the event the Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Subcontractor engaged by it to provide, and the Servicer shall use its reasonable efforts to cause any Subservicer that resigns or is terminated under any applicable servicing agreement to provide, an annual assessment of compliance pursuant to this Section 3.18, coupled with an attestation as required in this Section 3.18 with respect to the period of time that the Servicer or the Trustee was subject to this Agreement or the period of time that the Subservicer was subject to such other servicing agreement.

          (b) The Servicer and the Trustee, each at its own expense, shall cause, and each of the preceding parties, as applicable, shall cause any Subservicer or Subcontractor engaged by it to cause, a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to the Servicer, the Trustee, the Sponsor or any affiliate thereof), which is a member of the American Institute of Certified Public Accountants to furnish, by March 1 of each year, commencing in March 2007, a report (the "Accountants Attestation") to the Trustee, the Servicer and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Notwithstanding anything contained herein to the contrary, the statements and attestations required under this Section 3.18 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Issuing Entity is not required to be filed pursuant to the Exchange Act.

               Promptly after receipt of such report from the Servicer and the Trustee, and any Subservicer or Subcontractor engaged by the parties, the Trustee shall confirm that each assessment submitted pursuant to Section 3.18(a) is coupled with an attestation meeting the requirements of this Section 3.18(b) and notify the Depositor of any exceptions.

          (c) The Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee and each Person, if any, who "controls" the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person actually sustains out of third party claims based on (i) the failure of the Servicer or any related Subservicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to this Section 3.18, as applicable, or (ii) any material misstatement contained in any Assessment of Compliance provided on its behalf pursuant to
Section 3.18, as applicable.

          (d) The Trustee agrees to indemnify and hold harmless each of the Depositor, the Servicer and each Person, if any, who "controls" the Depositor or the Servicer within the meaning of the


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Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trustee to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to this Section 3.18, as applicable, or (ii) any material misstatement contained in any Assessment of Compliance provided on its behalf pursuant to this Section 3.18, as applicable.

          (e) Copies of such Assessments of Compliance and Accountant's Attestations shall be provided by the Trustee to any Certificateholder, upon request, provided such statement is delivered to the Trustee. The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee and the Depositor, as applicable, by each party no later than March 15, 2007.

     SECTION 3.19. Rights of the NIMs Insurer.

     Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM notes.

     SECTION 3.20. [RESERVED]

     SECTION 3.21. [RESERVED]

     SECTION 3.22. [RESERVED]

     SECTION 3.23. Prepayment Charge Reporting Requirements.

     Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i)  loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) Prepayment Charge amount due;

          (v)  Prepayment Charge amount collected; and

          (vi) reason why full Prepayment Charge amount was not collected, if applicable.

     SECTION 3.24. Information to the Trustee.

     Not later than the tenth calendar day of each month, the Servicer shall furnish to the Trustee a delinquency report substantially in the form set forth in Exhibit M-1, a monthly remittance advice substantially in the form set forth in Exhibit M-2 and a realized loss report in the form set forth in Exhibit M-3 (or such other form or forms as the Trustee and the Servicer may from time to time agree) for the period ending on the last Business Day of the preceding month, and not later than three days after the tenth calendar day of each month, the Servicer shall furnish to the Trustee such reports for the applicable


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Prepayment Period with respect to prepayments, in the format mutually agreed upon between the Servicer and the Trustee, including but not limited to information sufficient to allow the Trustee to prepare the Monthly Statement described in Section 4.05(a).

     SECTION 3.25. Indemnification.

          (a) The Servicer shall indemnify the Sponsor, the Issuing Entity, the Trustee, the Depositor, the NIMs Insurer and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Sponsor, the Trustee, the NIMs Insurer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall provide the Depositor, the Trustee and the NIMs Insurer with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25(a), and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          (b) The Trustee shall indemnify the Sponsor, the Issuing Entity, the Servicer, the Depositor, the NIMs Insurer and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Trustee to perform its duties in compliance with the terms of this Agreement. The Trustee immediately shall notify the Sponsor, the Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Trustee shall provide the Servicer and the Depositor with a written report of all expenses and advances incurred by the Trustee pursuant to this Section 3.25(b), and the Trustee shall promptly reimburse itself from the assets of the Trust Fund in the Certificate Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Trustee to perform its duties in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Trustee. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 3.26. Nonsolicitation.

     For as long as the Servicer services the Mortgage Loans, the Servicer hereby covenants that neither it nor any Affiliate of the Servicer will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. Notwithstanding the foregoing, the Servicer and its Affiliates shall be permitted


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to solicit a Mortgagor if the Servicer or such Affiliate has received a request for verification of mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay or refinance the related Mortgage Loan, or the Mortgagor initiates a title search, or if the Mortgagor receives marketing materials which are generally disseminated.

     SECTION 3.27. Periodic Filings.

          (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if directed by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit X and directed and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval.

          (b) For so long as the Issuing entity is subject to the reporting requirements of the Exchange Act, no later than close of business (Eastern time) on the second Business Day after the occurrence of a Reportable Event (i) the parties listed on Exhibit X hereto shall be required to provide to the Trustee and the Depositor, to the extent known, by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Form 8-K Disclosure Information described on Exhibit X applicable to such party, (ii) the parties listed on Exhibit X hereto shall include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Z-1, and (iii) the Depositor, by the end of business Eastern time on the second day following such Reportable Event, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

          (c) After preparing the Form 8-K, the Trustee shall forward electronically, no later than close of business (Eastern time) on the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph), a copy of the Form 8-K to the Depositor and the Servicer for review. No later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee and the Servicer in writing (which notice may be delivered electronically) of any changes to or approval of such Form 8-K. No later than Noon Eastern time on the fourth Business Day after the Reportable Event, a senior officer of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.27(n).

          (d) Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared by the Trustee. The signing party at the Servicer can be contacted at Litton


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Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081 Attention:
Janice McClure. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.27 related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.27. The Trustee shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for preparation and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K.

          (e) Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any necessary disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Y to the Depositor and the Trustee and directed and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

          (f) As set forth in Exhibit X hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five calendar days after the related Distribution Date (i) each party listed on Exhibit Y hereto shall be required to provide to the Depositor and the Trustee, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure described on Exhibit Y applicable to such party, (ii) the parties listed on Exhibit Y hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Z-1 and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties (other than the Trustee) listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

          (g) After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a copy of the Form 10-D to the Depositor for review and to the Servicer for execution. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee and the Servicer in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form and the Trustee may proceed with the filing of the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.27(n). Promptly (but not later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Servicer can be contacted at Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081 Attention: Janice McClure. The parties to this


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Agreement acknowledge that the performance by the Trustee of its respective duties under this Section 3.27 related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.27. The Trustee will not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D resulting from the Trustee's inability or failure to receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

          (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2007, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Securities and Exchange Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Trustee, the Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Servicer and each Subservicer and Subcontractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and
(B) if any such party's report on assessment of compliance with servicing criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section
3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, the Servicer and each Subservicer and Subcontractor (if applicable), as described in Section 3.18 of this Agreement, and (B) if any registered public accounting firm attestation report described under Section
3.18 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T-3, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to
(i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Z to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction or approval.

          (i) As set forth in Exhibit Z hereto, no later than March 1 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) the parties listed on Exhibit Z hereto shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-K Disclosure described on Exhibit Z applicable to such party, (ii) the parties listed on Exhibit Z hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Z-1 and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Z of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for


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any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

          (j) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review and to the Servicer for execution. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee and the Servicer in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. No later than the end of business Eastern time on the fourth Business Day after receipt thereof, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee, and the Trustee shall file such Form 10-K. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the filing of the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.27(n). Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The signing party at the Servicer can be contacted at Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081 Attention: Janice McClure. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.27 related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon such parties (and any Subservicer or Subcontractor) strictly observing all applicable deadlines in the performance of their duties under this Section 3.27, Section 3.17 and Section
3.18. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K resulting from the Trustee's inability or failure to receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

          (k) Each Form 10-K shall include a Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes-Oxley Act. The Trustee shall provide, and the Servicer and the Trustee shall cause any Subcontractor engaged by it to provide, and the Servicer shall use its reasonable efforts to cause any Subservicer to provide, to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 1 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit T-5 in the case of the Trustee, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Servicer in charge of the servicing function shall serve as the Certifying Person on behalf of the Issuing Entity. Such officer of the Certifying Person can be contacted at Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081 Attention: Janice McClure. In the event the Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, the Trustee shall provide, and each such party shall cause any Subcontractor engaged by it to provide, and the Servicer shall use its reasonable efforts to cause any Subservicer to provide, a Back-Up Certification to the Certifying Person pursuant to this Section 3.27(k) with respect to the period of time that the Servicer or the Trustee was subject to this Agreement. The Servicer or the Subservicer will be entitled to rely upon a certification of any Subcontractor not affiliated with the Servicer or Subservicer.

          (l) The Servicer agrees to furnish promptly to the Trustee, from time to time upon reasonable request, such further information and reports within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Trustee shall have no responsibility to file


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any items with the Securities and Exchange Commission other than those specified in this section and the Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

          (m) On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

          (n) In the event that the Trustee is unable to timely file with the Securities and Exchange Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor and the Servicer of such inability to make a timely filing with the Securities and Exchange Commission. In the case of Form 10-D and 10-K, the Depositor and Trustee will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10KA, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Issuing Entity. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Trustee will notify the Depositor and the Servicer, and such parties agree to cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Servicer upon receipt by the Servicer of notice that any such forms are acceptable to the Depositor. The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.27 related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicer and the Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

          (o) The obligations set forth in paragraphs (a) through (n) of this
Section 3.27 shall only apply with respect to periods for which reports are required to be filed with respect to the Issuing Entity under the Exchange Act. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Issuing Entity. As of the beginning of any fiscal year after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Issuing Entity to again become subject to the reporting requirements of the Exchange Act, the Trustee, solely at the Depositor's prior written direction and expense, shall recommence preparing and filing reports on Form 10-K, 8-K and 10-D as required pursuant to this Section 3.27 and the parties hereto shall again have the obligations set forth in this Section; provided that if the Trustee re-commences the preparing and filing of Exchange Act reports, it may, as soon as permitted by the Exchange Act, file another Form 15 Suspension Notification.

          (p) The Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Trustee's failure to deliver the certification (in the form attached hereto as Exhibit T-5) pursuant to Section 3.27(k) or any inaccuracy in such certification, other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out


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of the Servicer's breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer and its officers, directors and Affiliates, then the Trustee shall contribute to the amount paid or payable by the Servicer, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Servicer, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Servicer and its officers, directors and Affiliates on the one hand and the Trustee on the other.

          (q) The Servicer shall indemnify and hold harmless the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Servicer's failure to sign and deliver either the certification or the Form 10-K within the time frame provided in this Section 3.27, other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Trustee's breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee and its officers, directors and Affiliates, then the Servicer shall contribute to the amount paid or payable by the Trustee, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Trustee, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Trustee and its officers, directors and Affiliate on the one hand and the Servicer on the other.

          (r) If the Securities and Exchange Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.27, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.27 in order to comply with such amended reporting requirements and such amendment of this Section 3.27. Any such amendment shall be made in accordance with the first paragraph of Section 10.01 without the consent of the Certificateholders and without the requirement to deliver notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency. Such Amendment may result in the reduction of the reports filed by the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Servicer and the Trustee shall be obligated to enter into any amendment pursuant to this Section 3.27 that adversely affects its obligations and immunities under this Agreement.

          (s) The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this
Section 3.27.

          (t) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any such executed report, statement or information.

          (u) Any notice required to be delivered by the Trustee to the Depositor or the Servicer pursuant to this Section 3.27, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 10.05 (i) to the Depositor via facsimile to (212) 449-2357, via email to alan_chan@ml.com or telephonically by calling Alan Chan at (212) 449-1000, and (ii) to the Servicer via facsimile to (713) 960-0539, via email to elizabeth.folk@litton.c-bass.com or telephonically by calling Elizabeth Folk at (713)966-8966.


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                                   ARTICLE IV

                                  DISTRIBUTIONS

     SECTION 4.01. Advances.

          (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. Eastern time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the NIMs Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) the date such Mortgage Loan is paid in full, (ii) the date the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, or (iii) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Trustee. In addition, the Servicer shall not be required to


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advance any Relief Act Shortfalls. The Servicer will not make any Advances of principal on REO Properties.

          (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall resulting from a Principal Prepayment in full, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited with respect to any Distribution Date shall be limited to one half of the product of (x) one-twelfth of 0.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, he Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata, based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls relating to the Relief Act and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act.

     SECTION 4.03. Distributions on the REMIC Interests.

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions.

          (a) [RESERVED]

          (b) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds, in the following order of priority:

               (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicer, the Sponsor or the Transferor in respect of Prepayment Charges pursuant to this Agreement or the Transfer Agreement, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement or the Transfer Agreement for the related Prepayment Period;

               (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;


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               (iii) to the Supplemental Interest Trust, any Swap Termination
Payment owed by the Issuing Entity to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

               (iv) to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of
(x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A-1, Class A-2 and Class R Certificates in the aggregate;

               (v) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

               (vi) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

               (vii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

               (viii) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

               (ix) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

               (x) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

               (xi) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

               (xii) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

               (xiii) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class; and

               (xiv) any remainder pursuant to Section 4.04(f) hereof.

     On each Distribution Date, subject to the proviso in (iv) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the class or classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [RESERVED]


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          (d) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

               (i) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

                    (a) the Group One Principal Distribution Amount will be distributed as follows: sequentially to the Class R and Class A-1 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;

                    (b) the Group Two Principal Distribution Amount will be distributed sequentially, to the Class A-2A Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class A-2C Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B and Class A-2C Certificates are required to be allocated pro rata, among such classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

               (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

               (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

               (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

               (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

               (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

               (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

               (viii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

               (ix) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

               (x) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and


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               (xi) any remainder pursuant to Section 4.04(f) hereof.

          (e) [RESERVED]

          (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiv) and (d)(xi) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

               (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

               (ii) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

               (iii) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

               (iv) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

               (v) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

               (vi) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

               (vii) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

               (viii) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

               (ix) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

               (x) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

               (xi) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class; and

               (xii) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xii) as follows:

               (i) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;


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               (ii) to the Class C Certificates in the following order of priority, (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

               (iii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(iii) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Issuing Entity pursuant to Section 6.03 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

               (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

               (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

               (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

               (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

               (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

               (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

               (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

               (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

               (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

               (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such


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holder at a bank or other entity having appropriate facilities therefor, if such
Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based solely upon the information received from the Servicer.

     The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

          (k) The Trustee is hereby directed by the Depositor to execute the Cap Contracts on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents of such Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Cap Contract, except as set forth in Section 11 of each Cap Contract, the Trustee shall not be required to make any payments to the counterparty under any Cap Contract. Any payments received under the terms of the related Cap Contract will be available to pay the holders of the related Class A-1, Class A-2A and Class M Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts received under the terms of any Cap Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Cap Contract shall be paid to the related Classes of Class A-1, Class A-2A and Class M Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Class A-1, Class A-2A and Class M Certificates. Amounts received on the Class A-1 Cap Contract will only be available to make payments on the Class A-1 Certificates, amounts received on the Class A-2A


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

Cap Contract will only be available to make payments on the Class A-2A Certificates, amounts received on the Class M Cap Contract will only be available to make payments on the Class M Certificates.

               (i) The Trustee shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Cap Contract Account. On or prior to the related Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the related Cap Contract shall be deposited by the Trustee into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class A-1, Class A-2A and Class M Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the related Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Cap Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Cap Contract, (ii) an amount equal to the lesser of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Cap Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Trustee's website pursuant to
Section 4.05 hereof.

               (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

               (iii) Each Cap Contract is scheduled to remain in effect until the related Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

          (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall contain the Swap Account, which shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Swap Account be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Trustee shall enforce all of the rights of the Trust Fund and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.


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
     For each Distribution Date, through and including the Distribution Date in November 2009, the Trustee shall, based on the Significance Estimate (which shall be provided to the Trustee by the Depositor within five Business Days prior to the Distribution Date), calculate the Significance Percentage of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in November 2009, the Significance Percentage is equal to or greater than 10%, the Trustee shall promptly notify the Depositor and the Depositor shall, within five Business Days of such Distribution Date, deliver to the Trustee the financial information provided to it by the Swap Counterparty for inclusion in the Form 10-D relating to such Distribution Date.

     Any Swap Termination Payment received by the Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Trustee and the Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust Fund by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 4.04 of this Agreement. Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 9.01 and (ii) November 25, 2009.

     On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Swap Account. The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the
Trustee:

               (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

               (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

               (iii) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid;

               (iv) sequentially, to the Class M-1 Certificates on a pro rata basis, the Class M-2 Certificates on a pro rata basis, the Class M-3 Certificates on a pro rata basis, the Class M-4 Certificates on a pro rata basis, the Class M-5 Certificates on a pro rata basis, the Class M-6 Certificates on a pro rata basis, the Class B-1 Certificates on a pro rata basis, the Class B-2 Certificates on a pro rata basis and the Class B-3 Certificates on a pro rata basis, in that order, any Current Interest for such class to the extent unpaid;


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

               (v) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(i) through 4.04(d)(x) in order to restore levels of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

               (vi) sequentially, to the Class M-1 Certificates on a pro rata basis, the Class M-2 Certificates on a pro rata basis, the Class M-3 Certificates on a pro rata basis, the Class M-4 Certificates on a pro rata basis, the Class M-5 Certificates on a pro rata basis, the Class M-6 Certificates on a pro rata basis, the Class B-1 Certificates on a pro rata basis, the Class B-2 Certificates on a pro rata basis and the Class B-3 Certificates on a pro rata basis, in that order, any Interest Carry Forward with respect to such class to the extent unpaid;

               (vii) sequentially, to the Class M-1 Certificates on a pro rata basis, the Class M-2 Certificates on a pro rata basis, the Class M-3 Certificates on a pro rata basis, the Class M-4 Certificates on a pro rata basis, the Class M-5 Certificates on a pro rata basis, the Class M-6 Certificates on a pro rata basis, the Class B-1 Certificates on a pro rata basis, the Class B-2 Certificates on a pro rata basis and the Class B-3 Certificates on a pro rata basis, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid;

               (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

               (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

               (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (v) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Trustee shall send any notices and make any demands required hereunder.

     SECTION 4.05. Monthly Statements to Certificateholders.

          (a) Not later than each Distribution Date based solely on information provided by the Servicer (which information is not required to include any prediction of future performance as to which such report relates), the Trustee shall prepare and make available on its website located at www.ctslink.com to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the NIMs Insurer, the Rating Agencies and the Depositor a statement setting forth for the
Certificates:


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

               (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

               (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

               (iii) the Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

               (iv) the Pool Stated Principal Balance for such Distribution
Date;

               (v) the amount of the Servicing Fee Rate paid to or retained by the Servicer, the amount of the Trustee Fee Rate paid to or retained by the Trustee, and any amounts constituting reimbursement or indemnification of the Servicer or Trustee;

               (vi) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

               (vii) the amount of Advances included in the distribution on such Distribution Date;

               (viii) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

               (ix) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

               (x) the number and aggregate principal amounts of Mortgage Loans
(A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
(2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent
(1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

               (xii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;


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

               (xiii) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

               (xiv) whether a Stepdown Trigger Event has occurred and is in effect;

               (xv) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

               (xvi) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

               (xvii) the number of Mortgage Loans for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

               (xviii) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(viii);

               (xix) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

               (xx) as of each Distribution Date, the amount, if any, to be deposited in the Cap Contract Account pursuant to the related Cap Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class A-1, Class A-2A, Class M and Class C Certificates described in Section 4.04(k) hereof;

               (xxi) as of each Distribution Date, the amount, if any, to be deposited in the Swap Account within the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates; and

               (xxii) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Class A, Class M and Class B Certificates on such Distribution Date;

               (xxiii) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans.

          (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.ctslink.com."


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

Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     As a condition to access the Trustee's Internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) The Servicer shall deliver to the NIMs Insurer a copy of any report delivered by the Servicer to the Trustee.

          (d) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) without regard to subclauses (A)-(D) thereof and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          (e) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate and the NIMs Insurer each Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R Certificate with respect to the following matters:

               (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

               (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

               (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

               (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

               (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of


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

indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

               (vi) The amount and timing of any non-interest expenses of the REMICs; and

               (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
A-1      $25,000.00            $1.00               $221,310,000
A-2A     $25,000.00            $1.00               $116,423,000
A-2B     $25,000.00            $1.00               $ 93,475,000
A-2C     $25,000.00            $1.00               $ 18,248,000
M-1      $25,000.00            $1.00               $ 21,095,000
M-2      $25,000.00            $1.00               $ 19,923,000
M-3      $25,000.00            $1.00               $ 12,305,000
M-4      $25,000.00            $1.00               $ 10,840,000
M-5      $25,000.00            $1.00               $ 10,547,000
M-6      $25,000.00            $1.00               $  9,375,000
B-1      $25,000.00            $1.00               $ 11,426,000
B-2      $25,000.00            $1.00               $  9,961,000
B-3      $25,000.00            $1.00               $  7,324,000
C                (1)              (1)                       100%
R        $   100.00              N/A               $     100.00
P                (2)              (2)                        (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations or certificate notional amounts and shall be issued in a minimum percentage interest of 10%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust


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

Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and, in its capacity as authenticating agent, shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that


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

may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

          (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and
(i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.


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

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Trustee with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to
Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

     No transfer of an ERISA-Restricted Certificate or Class R Certificate shall be made to any Person unless the Trustee has received (I) a representation that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (II) solely in the case of an ERISA-Restricted Certificate, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such Person is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer, the NIMs Insurer or the Depositor.

     For purposes of the two immediately preceding paragraphs of this Subsection 5.02(b), other than clause (II)(B) in the immediately preceding paragraph, the representations as set forth therein shall be deemed to have been made to the Trustee by the transferee's acceptance of the Certificate (or the acceptance by a Certificate Owner of the beneficial interest in the Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:


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               (i) Each Person holding or acquiring any Ownership Interest in a
Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph
(b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

               (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

               (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

               (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate


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certification may not occur until the Trustee and the NIMs Insurer receive an
Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate Certificates (with the certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the NIMs Insurer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the NIMs Insurer or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (d) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

          (e) The Privately Offered Certificates may not be offered or sold except to (i) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A that are "United States Persons" for purposes of the Code, (ii) Institutional Accredited Investors, that are United States Persons (as defined by Regulation S) for purposes of the Code or (iii) outside the United States, persons who are not U.S. persons (as defined by Regulation S) in offshore transactions in compliance with Regulation S.

     To permit compliance with the foregoing in connection with any proposed transfer of the Privately Offered Certificates, the Trustee shall cooperate with the Depositor in furnishing, upon the request of any Certificateholder, to such Certificateholder or Certificate Owner and a prospective transferee designated by such Certificateholder, the information required to be delivered under Rule 144A(d)(4).

          Each Certificateholder, by its acceptance of a Privately Offered Certificate, will be deemed to have represented and agreed as follows (terms used in this section that are defined in Rule 144A are used herein as defined therein):

               (1) It (A)(i) is a QIB, (ii) is aware that the sale of the Class B-1, Class B-2, Class B-3, Class M-4, Class M-5 or Class M-6 Certificates, as applicable, is being made in reliance on Rule 144A and (iii) is acquiring such Certificates for its own account or for the account of a QIB, as the case may be, (B)(i) is an Institutional Accredited Investor, (ii) is purchasing the Class B-1, Class B-2, Class B-3, Class M-4, Class M-5 or Class M-6


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          Certificates being sold to it for its own account or for certain qualified institutional accounts and (iii) is not acquiring such Class B-1, Class B-2, Class B-3, Class M-4, Class M-5 or Class M-6 Certificates with a view to any resale or distribution thereof other than in accordance with the restrictions set forth below or (C) (i) is not a U.S. person (as defined by Regulation S), (ii) was at the time the buy order was originated outside the United States and (iii) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest thereon shall be made in the United States or to or for the account or benefit of a U.S. person (as defined by Regulation S).

               (2) It understands that the Privately Offered Certificates have not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except
          (A)(i) to a Person whom it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, or (iii) outside the United States, to Persons who are not U.S. persons (as defined by Regulation S) in offshore transactions in compliance with Regulation S and (B) in accordance with all applicable securities laws of the states of the United States.

               (3) It understands that any Privately Offered Certificates acquired by it pursuant to clause (1)(B) above will be in the form of definitive physical certificates ("Certificates") bearing the legend set forth in paragraph (4) below.

               (4) The Privately Offered Certificates will bear a legend to the following effect:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

               THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS


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               GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
               (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D, OR (D) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

               Any Privately Offered Certificate acquired pursuant to Regulation S will bear the following two legends in replacement of the legends above:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (AS DEFINED IN RULES 901 THROUGH 905 OF THE ACT ("REGULATION S")) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES
               (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D, OR (4) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE


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

               UNITED STATES AND SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

               (5) Any information the purchaser desires concerning the Privately Offered Certificates or any other matter relevant to its decision to purchase the Privately Offered Certificates is or has been made available to it.

     The transferor of a Privately Offered Certificate or a beneficial interest in a Privately Offered Certificate (except in the case of the transfer of (i) a beneficial interest in a Rule 144A Book-Entry Certificate for a beneficial interest in a Rule 144A Book-Entry Certificate or (ii) a beneficial interest in a Regulation S Book-Entry Certificate for a beneficial interest in a Regulation S Book-Entry Certificate) shall be required to provide to the Trustee (i) in the case of a transferor holding a Definitive Certificate or a beneficial interest in a Regulation S Book-Entry Certificate and wishing to transfer to a Person in the form of a beneficial interest in a Rule 144A Book-Entry Certificate, a transferor letter substantially in the form attached as Exhibit H and a transferee letter substantially in the form attached as Exhibit H or (ii) in the case of a transferor holding a Definitive Certificate or a beneficial interest in a Rule 144A Book-Entry Certificate and wishing to transfer to a Person in the form of a beneficial interest in a Regulation S Book-Entry Certificate, a transferor letter substantially in the form attached as Exhibit Q.

     No transfer of a Certificate to a transferee in the form of a Definitive Certificate shall be registered unless such transfer is (i) to a QIB and a transferor letter substantially in the form attached as Exhibit R and a transferee letter substantially in the form attached as Exhibit H are delivered to the Trustee, (ii) outside the United States, to a person who is not a U.S. person (as defined by Regulation S) in an offshore transaction in compliance with Regulation S and a transferor letter substantially in the form attached as Exhibit Q is delivered to the Trustee or (iii) to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a transferor letter substantially in the form attached as Exhibit F and a transferor letter substantially in the form attached as Exhibit G are delivered to the Trustee.

     The Trustee may conclusively rely on any such transferor letter and representation letter as sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

          (f) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and their counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Issuing Entity, as if originally issued,


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whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this
Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners.

     The NIMs Insurer, the Trustee and any agent of the NIMs Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the NIMs Insurer nor the Trustee, nor any agent of the NIMs Insurer or the Trustee, shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates.

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry


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transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     In the event that Definitive Certificates are issued pursuant to Section 5.08(b), clauses (a) through (g) of this Section 5.06 shall continue to apply with respect to all remaining Book-Entry Certificates.

     SECTION 5.07. Notices to Depository.

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners and the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates.

     (a) If, after Book-Entry Certificates have been issued with respect to any Certificates, (i) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies the Trustee of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (iii) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and


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performed by the Trustee, to the extent applicable with respect to such
Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     (b) Any Privately Offered Certificate sold to an "accredited investor" (as defined under Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall be issued in the form of one or more Definitive Certificates. The Trustee will effect such transfer in accordance with its customary procedures.

     SECTION 5.09. Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Client Services Manager - Ownit Mortgage Loan Trust, Series 2006-2 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation, a limited liability company, a limited partnership or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

     None of the Depositor, the Servicer, nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the


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Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

     SECTION 6.04. Limitation on Resignation of Servicer.

     Subject to the provisions of Section 7.01, the second paragraph of Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this
Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMs Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the NIMs Insurer and the Trustee is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

     Notwithstanding anything to the contrary in the previous paragraph of this
Section 6.04, the Trustee, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.03 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee, the Depositor and the NIMS Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Depositor and the NIMS Insurer and (ii) agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee


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and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac unless the Servicer has obtained a waiver of such requirements from the Sponsor. The Servicer shall provide the Trustee and the NIMs Insurer, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Each year, together with the Annual Statement as to Compliance delivered pursuant to Section 3.17, the Servicer shall cause to be delivered to the Trustee proof of coverage of the fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that the surety and the insurer shall endeavor to notify the Trustee within thirty (30) days prior to such fidelity bond's errors and omissions insurance policy's termination or material modification.

                                   ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor; or

               (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Depositor by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its


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affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

               (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or

               (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.27 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any other party to this Agreement.

     If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, or solely with respect to clause (i) above by 5:00 p.m. on the Servicer Remittance Date, the Trustee may, or at the direction of the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the Servicer and the Servicing Rights Pledgee, if any (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in
Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.


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     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which successor shall be approved by the NIMs Insurer and which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, prior written consent of the NIMs Insurer is obtained (provided, that such prior written consent shall not be required in the event that the Servicing Rights Pledgee or its designee is so appointed as successor servicer) and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), notwithstanding anything to the contrary above or anything to the


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contrary which may be set forth in Section 3.04, the Trustee, the Depositor and the NIMS Insurer hereby agree that within ten Business Days of delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, or within ten days of Trustee's termination of the Servicer pursuant to Section 7.01 or 7.02, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer; provided that at the time of such appointment (i) the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above in this Section 7.03 (provided that the consent and approval of the Trustee, the Depositor and the NIMs Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Depositor and the NIMs Insurer) and (ii) the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

     SECTION 7.03. Notification to Certificateholders.

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the NIMs Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice to the Certificateholders and the NIMs Insurer and take such further action as directed by the Certificateholders and the NIMs Insurer.


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     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

               (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (ii) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

               (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

     SECTION 8.02. Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (i) before taking any action under this Agreement, the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;


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               (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

               (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

               (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

               (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

               (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; and

               (x) if requested by the Servicer, the Trustee shall appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs, expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refilling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related


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document other than with respect to the execution and authentication of the
Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

     The Trustee shall be entitled to receive on each Distribution Date the Trustee Fee. The Trustee shall be entitled to compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

     SECTION 8.06. Indemnification and Expenses of Trustee.

          (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder or in connection with the performance of its respective duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

               (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

               (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

               (iv) any such loss, liability or expense to be indemnified by the Issuing Entity must constitute an "unanticipated expense" of the Trust Fund within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.


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

          (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and shall cease to apply after the date on which any NIM Notes are paid in full; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder and all amounts which the NIMs Insurer is entitled to be paid or reimbursed shall have been paid or reimbursed. Any amounts not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

          (d) The Custodian shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsection (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06.

     SECTION 8.07. Eligibility Requirements for Trustee.

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction) and reasonably acceptable to the NIMs Insurer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicer and the NIMs Insurer by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have


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accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to reimburse the Trust Fund against such tax, then the Depositor or the NIMs Insurer may remove the Trustee and the Depositor with the consent of the NIMS insurer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, or the NIMs Insurer upon failure of the Trustee to perform its obligations hereunder may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.10. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust


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business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee; provided the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer and the NIMs Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) The Trustee, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the


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Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the NIMs Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters.

     (A) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the


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REMICs provided for herein or result in the imposition of tax upon any such
REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts (other than amounts derived by the Trust Fund from a payment on the Cap Contracts or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Trust Fund from a payment on the Cap Contracts or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth to the Class B-1 Certificates (pro rata), fifth to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3


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Certificates (pro rata), ninth to the Class M-2 Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata) and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to notify promptly in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

     (B) Each of the Depositor and the Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Auction of all Mortgage
Loans.

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Issuing Entity shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee will attempt to terminate the Trust Fund through a one-time auction process and thereby effect the retirement of all of the Certificates. The Trustee will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Trustee will also solicit bids from each Holder of a Class C and Class P Certificate. Any such termination will occur only if the highest bid received is at least equal to the Optional Termination Price (as determined by the Trustee). Proceeds from the purchase will be distributed to the Certificateholders in the order of priority described herein. Any such Optional Termination will result in an early retirement of the Certificates.

               If the Trust Fund is not terminated because a sufficient purchase price is not achieved at such auction, the NIMs Insurer, if any, may purchase all of the Mortgage Loans, which would result in an early retirement of the Certificates and the termination of the Trust Fund. If the auction fails to achieve a sufficient purchase price and the NIMs Insurer, if any, fails to exercise its option to purchase all of the Mortgage Loans, the Servicer may purchase all of the Mortgage Loans at the Optional Termination Price, which similarly would result in an early retirement of the Certificates and the termination of the Trust Fund.

     SECTION 9.02. Final Distribution on the Certificates.


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     If on any Determination Date, (i) the Trustee determines that there are no
Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or
(ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the NIMs Insurer and each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Trustee shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund, certification to the Trustee that such required amount has been deposited in the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall not have any further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements.

          (a) In the event the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the


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

NIMs Insurer or Servicer, as applicable to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under
Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

               (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) Upon the written request of the Depositor, the Trustee as agent for each REMIC hereby agrees to adopt and sign a plan of complete liquidation as provided to it by the Depositor. The Trustee's obligation to adopt and sign such plan of complete liquidation is subject to the Trustee's receipt of the Opinion of Counsel referred to in Section 9.03(a)(i). In addition, the Trustee shall take such other action in connection therewith as may be reasonably requested by the Depositor.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders to,

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or


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

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer shall have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the NIMs Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.


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

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     The Trustee shall not enter into any amendment to this Agreement that would have a materially adverse effect on the Swap Counterparty without first obtaining the consent of the Swap Counterparty.

     Notwithstanding anything to the contrary in this Section 10.01, the Trustee and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Securities and Exchange Commission.

     SECTION 10.02. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for


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

the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices.

          (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

               (i) Any material change or amendment to this Agreement;

               (ii) The occurrence of any Event of Default that has not been cured;

               (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

               (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

               (v) The final payment to Certificateholders; and

               (vi) Any change in the location of the Certificate Account.

          (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

               (i) Each report to Certificateholders described in Section 4.05;

               (ii) Each annual statement as to compliance described in Section 3.17; and

               (iii) Each annual independent public accountant's servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081
Attention: Janice McClure; and (d) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Services Manager - Ownit Mortgage Loan Trust, Series 2006-2; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall


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

be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

     SECTION 10.08. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights.


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

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee, in which case such expenses shall be borne by the requesting Certificateholder); all other such expenses shall be borne by the Servicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. Third Party Rights.

     The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

     SECTION 10.12. Additional Rights of the NIMs Insurer.

          (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Trustee's website.

          (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

     SECTION 10.13. Assignment; Sales; Advance Facilities.


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          (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 10.13(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all of the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the NIMs Insurer, Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the NIMs Insurer, the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and
(B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

          (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 10.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person, (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 10.13(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.08 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts") and (c) that the Servicer's Assignee shall agree to be bound by the provisions of this Section
10.13. The Advance Facility Notice shall be executed by the Servicer, the Advance Financing Person and the Servicer's Assignee. Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.08 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.08 hereof to the extent permitted under Section 10.13(e) below.

          (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with
Section 3.08 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 10.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder pursuant to Section 3.08 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Collection Account pursuant to Section 3.05 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.08 hereof. Without


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

limiting the foregoing, none of the Trustee, the NIMs Insurer or the Certificateholders shall have any right of set-off against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 10.05 hereof. Upon an Event of Default or if the Trustee otherwise shall reasonably request, the Servicer shall maintain and provide to any successor servicer or the Trustee as successor servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person (and such successor servicer or Trustee may rely on such information).

          (d) [RESERVED]

          (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

          (f) For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 4.01, any Nonrecoverable Advance or Nonrecoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance or Nonrecoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

          (g) The Trustee shall not, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the payment of any Advance Reimbursement Amount, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and, is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount.

          (h) Neither the Depositor nor the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor servicer and the Issuing Entity for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer, as the case may be, or failure by the successor servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor servicer or


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the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

     SECTION 10.14. Compliance with Regulation AB.

          Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.27 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as is necessary to comply with the provisions of Regulation AB.


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     IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Matthew Whalen
                                        Title: President


                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LITTON LOAN SERVICING LP,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                     MORTGAGE LOAN SCHEDULE - MORTGAGE POOL

                             [INTENTIONALLY OMITTED]


                                     B-1-1

                                   EXHIBIT B-2

                MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                     B-2-1

                                   EXHIBIT B-3

                MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                     B-3-1

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates,
    Series 2006-2

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of February 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Litton Loan Servicing LP, as servicer (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

     (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

     (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

     (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

     The custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through
(F), inclusive, or (ii)(A) through (K), inclusive, as applicable, of Section
2.01 in the Agreement. The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        AS CUSTODIAN ON BEHALF OF WELLS FARGO
                                        AS TRUSTEE


                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

Ladies and Gentlemen:

     We propose to purchase Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2, Class R, described in the Prospectus Supplement, dated March 7, 2006, and the Prospectus, dated January 18, 2006. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated February 1, 2006 relating to this issuance of the Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2 (the "Pooling and servicing Agreement").

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

     _______________ The Class R Certificate will be registered in our name.

     _______________ The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                     E-1-1

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement in which the Class R Certificate represents the residual interest.


                                     E-1-2

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


                                      E-1-3

                                   APPENDIX A

Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

          1.   He or she is an officer of _________________________ (the
               "Transferee"),

          2.   the Transferee's Employer Identification number is __________,

          3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2, Class R Certificate on behalf of a disqualified organization or any other entity,

          4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

          5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

          6. the Transferee has historically paid its debts as they became due,

          7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

          8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

          9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

          10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

          11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of


                                      E-1-4
               the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

               A. the present value of any consideration given to the Transferee to acquire such residual interest;

               B. the present value of the expected future distributions on such residual interest; and

               C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

     For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)     (A)  at the time of the transfer, and at the close of each of the
               Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

          (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and
               such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.


                                      E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


----------------------------------------


By:
    ------------------------------------

    ------------------------------------

    Address of Investor for receipt of distribution:

    ------------------------------------------------

    ------------------------------------------------
    Address of Investor for receipt of tax information:

    ------------------------------------------------

    ------------------------------------------------


    (Corporate Seal)

    Attest:

    ------------------------------------


    -----------------------------------, Secretary


                                      E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ____ day of ____, 200__.


-------------------------------------
Notary Public

County of
          ---------------------------
State of
         ----------------------------
My commission expires the ________ day of ______________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ------------------------


                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series
    2006-2

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

RE: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series
    2006-2

Ladies and Gentlemen:

     In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Litton Loan Servicing LP, as servicer.

                                        Very truly yours,

                                        ----------------------------------------
                                        Name of Transferor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title
                                              ----------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series
    2006-2

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and Litton Loan Servicing LP, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2. The Certificates will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL

     HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     3. All Certificates other than ERISA Restricted Certificates and Class R Certificates will be a legend to the following effect:

     UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE IS COVERED BY AND EXEMPT UNDER ANY OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, EACH AS AMENDED.

     4. The ERISA Restricted Certificates will bear a legend to the following effect:

     NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 (IN THE CASE OF ANY ERISA RESTRICTED CERTIFICATE OTHER THAN CLASS C CERTIFICATES OR CLASS P CERTIFICATES, AFTER THE TERMINATION OF THE SWAP AGREEMENT), OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE NIMS INSURER, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE NIMS INSURER, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE

     CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN
     (A) OR (B) ABOVE.

     5. The Class R Certificates will bear a legend to the following effect:

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

     6. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY]* and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     7. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and
(c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

     8. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     9. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, such Purchaser's acquisition and holding of such Certificates are

----------
*    Not required of a broker/dealer purchaser.

eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23

     10. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 (in the case of any ERISA Restricted Certificate other than Class C Certificates or Class P Certificates, after the termination of the Swap Agreement), or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the NIMs Insurer, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the NIMs Insurer, the Servicer or the Depositor.

     11. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

     12. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

     13. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series
    2006-2

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and Litton Loan Servicing LP, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate is covered by and exempt under any of Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, or PTCE 96-23, (e)
solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-

Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in
Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 (in the case of any ERISA Restricted Certificate other than Class C Certificates or Class P Certificates, after the termination of the Swap Agreement), or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the NIMs Insurer, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the NIMs Insurer, the Servicer or the Depositor, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          - Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          - Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          - Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          -    Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          - Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          - State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          - ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          - Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          - Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          - Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     - The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     - The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To:  Wells Fargo Bank, N.A.
     1015 10th Avenue Southeast
     Minneapolis, Minnesota 55414

Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement dated as of February 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Litton Loan Servicing LP, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____ 1.   Mortgage Paid in Full

____ 2.   Foreclosure

____ 3.   Substitution

____ 4.   Other Liquidation (Repurchases, etc.)

____ 5.   Nonliquidation

Address to which the Trustee should deliver the Mortgage File:


                                        By:
                                            ------------------------------------
                                                    (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

WELLS FARGO BANK, N.A.,
as Custodian


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date


Documents returned to Custodian:


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                                   [RESERVED]

                                   EXHIBIT M-1

                           FORM OF DELINQUENCY REPORT

INVESTOR_LOAN_NUM
LITTON INV CODE
LITTON_LOAN_NUM
BORR_NAME
PADDR1
PCITY
PST
PZIP
LOAN_TYPE
FNMA_REASON_FOR_DEFAULT
FNMA_DELINQ_STATUS_CODE
PROP_INSP_DATE
PROP_CONDITION
OCCUPANCY_STATUS
CURRENT_APPR_AMT
CURRENT_APPR_DATE
BK_FLAG
FC_FLAG
BK_FILING_DATE
BK_CHAPTER
BK_CASE_NUM
BK_STATUS
BK_ACTIVE
MFR_OBTAINED_FL
POST_PET_DUE_DATE
STAY_LIFT_DATE
BK_DISCHARGE_DATE
DISMISSED_DATE
RELEASE_DATE
RELEASE_TYPE
FC_ATTY_REFERRAL_DATE
EST_FC_SALE_DATE
FC_SALE_DATE
FIRST_LEGAL_DT
FC_SALE_AMT
S1
S2
S3
REO STATUS
LIST_DATE
CURR_LIST
SCHED_CLOSE
SALE_PRICE
ACTUAL_CLOSE


                                     M-1-1

                                   EXHIBIT M-2

                        FORM OF MONTHLY REMITTANCE ADVICE

     STANDARD FILE LAYOUT - SCHEDULED/SCHEDULED

                                                                                                                              MAX
COLUMN NAME                                         DESCRIPTION                            DECIMAL          COMMENT          SIZE
-----------                                         -----------                            -------          -------          ----
LOAN_NBR                  A unique identifier assigned to each loan by the originator.              Text up to 10 digits      10
SER_INVESTOR_NBR          A value assigned by the Servicer to define a group of loans.              Text up to 10 digits      20
SERVICER_LOAN_NBR         A unique number assigned to a loan by the Servicer. This                 Text up to 10 digits      10
                          may be different than the LOAN_NBR.
BORR_NEXT _PAY_DUE_DATE   The date at the end of processing cycle that the Borrower's               MM/DD/YYYY                10
                          next payment is due to the Servicer, as reported by Servicer.
NOTE_INT_RATE             The loan interest rate as reported by the Servicer.                 4     Max length of 6            6
ACTL_END _PRIN_BAL        The Borrower's actual principal balance at the end of the           2     No commas(,) or dollar    11
                          processing cycle.                                                         signs ($)
SCHED_END_PRIN_BAL        The scheduled principal balance due to the investors at the         2     No commas(,) or dollar    11
                          end of a processing cycle.                                                signs ($)
ACTL_BEG _PRIN_BAL        The Borrower's actual principal balance at the beginning of         2     No commas(,) or dollar    11
                          the processing cycle.                                                     signs ($)
SCHED_BEG_PRIN_BAL        The scheduled outstanding principal amount due at the               2     No commas(,) or dollar    11
                          beginning of the cycle date to be passed through to the                   signs ($)
                          investors.
SCHED_PAY_AMT             The scheduled monthly principal and scheduled interest              2     No commas(,) or dollar    11
                          payment that a Borrower is expected to pay; P&I constant.                 signs ($)
SCHED_PRIN_ AMT           The scheduled principal amount as reported by the Servicer          2     No commas(,) or dollar    11
                          for the current cycle.                                                    signs ($)
SERV_CURT _AMT_1          The first curtailment amount to be applied.                         2     No commas(,) or dollar    11
                                                                                                    signs ($)
SERV_CURT _AMT_2          The second curtailment amount to be applied.                        2     No commas(,) or dollar    11
                                                                                                    signs ($)
SERV_CURT _AMT_3          The third curtailment amount to be applied.                         2     No commas(,) or dollar    11
                                                                                                    signs ($)
ACTION_CODE               The standard FNMA numeric code used to indicate the                       Action Code Key:           2
                          default/delinquent status of a particular loan.                           15=Bankruptcy,
                                                                                                    30=Foreclosure, 70=REO,
                                                                                                    60=PIF, 63=
                                                                                                    Substitution,
                                                                                                    65=Repurchase;
PIF_AMT                   The loan "paid in full" amount as reported by the Servicer.         2     No commas(,) or dollar    11
                                                                                                    signs ($)
PIF_DATE                  The paid in full date as reported by the Servicer.                        MM/DD/YYYY                10
SCHED_GROSS_INTEREST_AMT  The amount of interest due on the outstanding scheduled             2     No commas(,) or dollar    11
                          principal balance in the current cycle.                                   signs ($)
LOAN_FEE_AMT              The monthly loan fee amount expressed in dollars and cents.         2     No commas(,) or dollar    11
                                                                                                    signs ($)
SERV_FEE_RATE             The Servicer's fee rate for a loan as reported by the Servicer.     4     Max length of 6            6
CR_LOSS_AMT               The amount of loss that is classified as a credit.                  2     No commas(,) or dollar    11
                                                                                                    signs ($)
FRAUD_LOSS_AMT            The amount of loss that is attributable to a fraud claim.           2     No commas(,) or dollar    11
                                                                                                    signs ($)
BANKRUPTCY_LOSS_AMT       The amount of loss due to bankruptcy.                               2     No commas(,) or           11


                                      M-2-1

                                                                                                    dollar signs ($)
SPH_LOSS_AMT              The amount of loss that is classified as a special hazard.          2     No commas(,) or dollar    11
                                                                                                    signs ($)
PREPAY_PENALTY_ AMT       The penalty amount received when a Borrower prepays on his loan     2     No commas(,) or dollar    11
                          as reported by the Servicer.                                              signs ($)
PREPAY_PENALTY_ WAIVED    The prepayment penalty amount for the loan waived by the            2     No commas(,) or dollar    11
                          Servicer.                                                                 signs ($)
MOD_DATE                  The effective payment date of the modification for the loan.              MM/DD/YYYY                10
MOD_TYPE                  The modification type.                                                    Varchar - value can be    30
                                                                                                    alpha or numeric
DELINQ_P&I_ADVANCE_AMT    The current outstanding principal and interest advances made by     2     No commas(,) or dollar    11
                          the Servicer.                                                             signs ($)


                                      M-2-2

                                   EXHIBIT M-3

                          FORM OF REALIZED LOSS REPORT

       WELLS FARGO BANK, N.A. - CALCULATION OF REALIZED LOSS/GAIN FORM 332

          CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.

The numbers on the 332 form correspond with the numbers listed below.

LIQUIDATION AND ACQUISITION EXPENSES:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

     - For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

     -    For escrow advances - complete payment history

          (to calculate advances from last positive escrow balance forward)

     - Other expenses - copies of corporate advance history showing all payments

     -    REO repairs > $1500 require explanation

     -    REO repairs > $3000 require evidence of at least 2 bids.

     - Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate


                                      M-3-1

     -    Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

CREDITS:

14-21. Complete as applicable. Required documentation:

     - Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

          Letter of Proceeds Breakdown.

     -    Copy of EOB for any MI or gov't guarantee

     -    All other credits need to be clearly defined on the 332 form

22.  The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis (_).


                                      M-3-2

                   CALCULATION OF REALIZED LOSS/GAIN FORM 332

Prepared by: _________________   Date:  _______________

Phone: ______________________    Email Address: ___________________________

Servicer Loan No. ____________   Servicer Name ____________________________

Servicer Address __________________________________________________________

WELLS FARGO BANK, N.A. LOAN NO.____________________________________________

Borrower's Name: __________________________________________________________

Property Address: _________________________________________________________

LIQUIDATION TYPE: REO SALE   3RD PARTY SALE   SHORT SALE  CHARGE OFF

WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN   YES [ ]   NO [ ]

If "Yes", provide deficiency or cramdown amount _______________________________

LIQUIDATION AND ACQUISITION EXPENSES:
(1)  Actual Unpaid Principal Balance of Mortgage Loan   $_______________   (1)
(2)  Interest accrued at Net Rate                       ________________   (2)
(3)  Accrued Servicing Fees                             ________________   (3)
(4)  Attorney's Fees                                    ________________   (4)
(5)  Taxes (see page 2)                                 ________________   (5)
(6)  Property Maintenance                               ________________   (6)
(7)  MI/Hazard Insurance Premiums (see page 2)          ________________   (7)
(8)  Utility Expenses                                   ________________   (8)
(9)  Appraisal/BPO                                      ________________   (9)
(10) Property Inspections                               ________________   (10)
(11) FC Costs/Other Legal Expenses                      ________________   (11)
(12) Other (itemize)                                    ________________   (12)
        Cash for Keys _______________________           ________________   (12)
        HOA/Condo Fees ______________________           ________________   (12)
        _____________________________________           ________________   (12)
        TOTAL EXPENSES                                  $_______________   (13)
CREDITS:
(14) Escrow Balance                                     $_______________   (14)
(15) HIP Refund                                          _______________   (15)
(16) Rental Receipts                                     _______________   (16)
(17) Hazard Loss Proceeds                                _______________   (17)
(18) Primary Mortgage Insurance / Gov't Insurance        _______________   (18a)
HUD Part A
                                                         _______________   (18b)
HUD Part B


                                      M-3-3

(19) Pool Insurance Proceeds                             _______________   (19)
(20) Proceeds from Sale of Acquired Property             _______________   (20)
(21) Other (itemize)                                     _______________   (21)
     _________________________________________           _______________   (21)
     TOTAL CREDITS                                      $_______________   (22)
TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                 $_______________   (23)


                                      M-3-4

                           ESCROW DISBURSEMENT DETAIL

   TYPE
(TAX/INS.)   DATE PAID   PERIOD OF COVERAGE   TOTAL PAID   BASE AMOUNT   PENALTIES   INTEREST
----------   ---------   ------------------   ----------   -----------   ---------   --------



                                      M-3-5

                                   EXHIBIT N-1

                         FORM OF CLASS A-1 CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT N-2

                         FORM OF CLASS A-2A CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT N-3

                          FORM OF CLASS M CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT O-1

                     CLASS A-1 ONE-MONTH LIBOR CAP TABLE (1)

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      03/09/06   03/25/06   221,310,000        10.2900            10.2900
   2      03/25/06   04/25/06   219,739,496         6.6223            10.2900
   3      04/25/06   05/25/06   217,557,302         6.8506            10.2900
   4      05/25/06   06/25/06   214,763,927         6.6233            10.2900
   5      06/25/06   07/25/06   211,361,804         6.8516            10.2900
   6      07/25/06   08/25/06   207,355,173         6.6244            10.2900

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.2900%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-1 Cap Contract.


                                     O-1-1

                                   EXHIBIT O-2

                    CLASS A-2A ONE-MONTH LIBOR CAP TABLE (1)

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      03/09/06   03/25/06   116,423,000        9.4100             9.4100
   2      03/25/06   04/25/06   114,721,747        6.4773             9.4100
   3      04/25/06   05/25/06   112,380,490        6.6968             9.4100
   4      05/25/06   06/25/06   109,400,013        6.4785             9.4100
   5      06/25/06   07/25/06   105,783,297        6.6981             9.4100
   6      07/25/06   08/25/06   101,534,989        6.4798             9.4100

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.4100%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-2A Cap Contract.


                                     O-2-1

                                   EXHIBIT O-3

                      CLASS M ONE-MONTH LIBOR CAP TABLE (1)

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      03/09/06   03/25/06   84,085,000         9.0200             9.0200
   2      03/25/06   04/25/06   84,085,000         6.2178             9.0200
   3      04/25/06   05/25/06   84,085,000         6.4416             9.0200
   4      05/25/06   06/25/06   84,085,000         6.2189             9.0200
   5      06/25/06   07/25/06   84,085,000         6.4428             9.0200
   6      07/25/06   08/25/06   84,085,000         6.2201             9.0200

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.0200%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class M Cap Contract.


                                     O-3-1

                                    EXHIBIT P

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that ___________________, having its principal place of business at ________, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among _______ (the "Depositor"), Litton Loan Servicing LP (the "Servicer") and the Trustee, dated as of ______ 1, 200__ (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust," respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.   The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

     a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

     b. the preparation and issuance of statements of breach or non-performance;

     c. the preparation and filing of notices of default and/or notices of sale;

     d. the cancellation/rescission of notices of default and/or notices of sale;

     e.   the taking of a deed in lieu of foreclosure; and

     f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof; provided, that the Servicer shall not without the Trustee's written consent, (A) initiate any action in the Trustee's name without indicating the Servicer's representative capacity or (B) cause the Trustee to be registered to do business in any state; and provided further that the Trustee shall not be liable for any misuse of, or negligence, willful misfeasance or bad faith of the Servicer in connection with, the Servicer's use of this power of attorney.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, _________________________________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of ___________________ 1, 200__ (__________________ Mortgage
Loan Asset Backed Certificates, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ___________________________ its duly elected and authorized Vice President this _____ day of _______________, 200__.

                                        _____________________________________
                                        as Trustee for _____ Mortgage Loan Asset
                                        Backed Certificates, Series 200__-___


                                        By
                                           -------------------------------------

STATE OF
         ---------------

COUNTY OF
          --------------

On _______________________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _________________________, Vice President of ____________________________________ as Trustee for
____________________ Mortgage Loan Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
              (SEAL)

                                        ________________________________________
                                                                   Notary Public
                                        My Commission Expires __________________

                                    EXHIBIT Q
                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
  FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

RE: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2

Ladies and Gentlemen:

          In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate, and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, and Litton Loan Servicing LP, as servicer and in the Certificates and (ii) in accordance with Regulation S, and that:

          a. the offer of the Certificates was not made to a person in the United States;

          b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

          d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

          e. the transferee is not a U.S. Person (as defined by Regulation S).

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        ----------------------------------------

                                        Print Name of Transferor


                                        By:
                                            ------------------------------------
                                        Authorized Officer

                                    EXHIBIT R
                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
         A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

RE: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2

Ladies and Gentlemen:

          In connection with our disposition of the Class __ Certificates, which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate, and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, and Litton Loan Servicing LP, as servicer and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor


                                        By:
                                            ------------------------------------
                                        Authorized Officer

                                    EXHIBIT S

                             FORM OF SWAP AGREEMENT

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT T-1

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York 10007

Standard & Poor's, a division of
The McGraw-Hill Companies, Inc.
25 Broadway, 12th Floor
New York, New York 10004

     Re: Pooling and Servicing Agreement (the "Agreement"), dated as of January
         1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1 (the "Trust")

     For the calendar year ending December 31, [2006] or portion thereof, [Litton Loan Servicing LP, as Servicer] [Wells Fargo Bank, N.A., as Trustee] for the Trust has complied in all material respects with the relevant Servicing Criteria in Exhibit T-2 of the Agreement.

     All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
      -------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      T-1-1

                                   EXHIBIT T-2

                               SERVICING CRITERIA
                 (EXHIBIT A TO FORM OF ASSESSMENT OF COMPLIANCE)
                          (RMBS UNLESS OTHERWISE NOTED)

DEFINITIONS

PRIMARY SERVICER - transaction party having borrower contact
CUSTODIAN - safe keeper of pool assets
TRUSTEE - fiduciary of the transaction

                                                                           LITTON LOAN                   WELLS FARGO
                                                                           SERVICING LP                      BANK
REG AB REFERENCE   SERVICING CRITERIA                                       (SERVICER)    (CUSTODIAN)     (TRUSTEE)
----------------   ----------------------------------------------------   -------------   -----------   -------------
                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor            X                             X
                   any performance or other triggers and events of
                   default in accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced    If applicable                 If applicable
                   to third parties, policies and procedures are          for a                         for a
                   instituted to monitor the third party's performance    transaction                   transaction
                   and compliance with such servicing activities.         participant                   participant

1122(d)(1)(iii)    Any requirements in the transaction agreements to
                   maintain a back-up servicer for the Pool Assets are
                   maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is           X
                   in effect on the party participating in the
                   servicing function throughout the reporting period
                   in the amount of coverage required by and otherwise
                   in accordance with the terms of the transaction
                   agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into the               X                             X
                   appropriate custodial bank accounts and related bank
                   clearing accounts no more than two business days
                   following receipt, or such other number of days
                   specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an         X                             X
                   obligor or to an investor are made only by
                   authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding                    X
                   collections, cash flows or distributions, and any
                   interest or other fees charged for such advances,
                   are made, reviewed and approved as specified in the
                   transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as            X*                            X
                   cash reserve accounts or accounts established as a
                   form of over collateralization, are separately
                   maintained (e.g., with respect to commingling of
                   cash) as set forth in the transaction agreements.


                                     T-2-1

                                                                           LITTON LOAN                   WELLS FARGO
                                                                           SERVICING LP                      BANK
REG AB REFERENCE   SERVICING CRITERIA                                       (SERVICER)    (CUSTODIAN)     (TRUSTEE)
----------------   ----------------------------------------------------   -------------   -----------   -------------
1122(d)(2)(v)      Each custodial account is maintained at a federally          X                             X*
                   insured depository institution as set forth in the
                   transaction agreements. For purposes of this
                   criterion, "federally insured depository
                   institution" with respect to a foreign financial
                   institution means a foreign financial institution
                   that meets the requirements of Rule 13k-1(b)(1) of
                   the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent       If applicable                 If applicable
                   unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for          X                             X
                   all asset-backed securities related bank accounts,
                   including custodial accounts and related bank
                   clearing accounts. These reconciliations are (A)
                   mathematically accurate; (B) prepared within 30
                   calendar days after the bank statement cutoff date,
                   or such other number of days specified in the
                   transaction agreements; (C) reviewed and approved by
                   someone other than the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items. These reconciling items are
                   resolved within 90 calendar days of their original
                   identification, or such other number of days
                   specified in the transaction agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed            X                             X
                   with the Securities and Exchange Commission, are
                   maintained in accordance with the transaction
                   agreements and applicable Securities and Exchange
                   Commission requirements. Specifically, such reports
                   (A) are prepared in accordance with timeframes and
                   other terms set forth in the transaction agreements;
                   (B) provide information calculated in accordance
                   with the terms specified in the transaction
                   agreements; (C) are filed with the Securities and
                   Exchange Commission as required by its rules and
                   regulations; and (D) agree with investors' or the
                   trustee's records as to the total unpaid principal
                   balance and number of Pool Assets serviced by the
                   Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted          X                             X
                   in accordance with timeframes, distribution priority
                   and other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within          X                             X
                   two business days to the Servicer's investor
                   records, or such other number of days specified in
                   the transaction agreements.


                                     T-3-2

                                                                           LITTON LOAN                   WELLS FARGO
                                                                           SERVICING LP                      BANK
REG AB REFERENCE   SERVICING CRITERIA                                       (SERVICER)    (CUSTODIAN)     (TRUSTEE)
----------------   ----------------------------------------------------   -------------   -----------   -------------
1122(d)(3)(iv)     Amounts remitted to investors per the investor               X                             X
                   reports agree with cancelled checks, or other form
                   of payment, or custodial bank statements.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is maintained                         X
                   as required by the transaction agreements or related
                   pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are safeguarded                           X
                   as required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the              X                             X
                   asset pool are made, reviewed and approved in
                   accordance with any conditions or requirements in
                   the transaction agreements.

1122(d)(4)(iv)     Payments on pool assets, including any payoffs, made         X
                   in accordance with the related pool asset documents
                   are posted to the Servicer's obligor records
                   maintained no more than two business days after
                   receipt, or such other number of days specified in
                   the transaction agreements, and allocated to
                   principal, interest or other items (e.g., escrow) in
                   accordance with the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding the pool assets             X
                   agree with the Servicer's records with respect to an
                   obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an            X
                   obligor's pool assets (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by
                   authorized personnel in accordance with the
                   transaction agreements and related pool asset
                   documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,                   X
                   forbearance plans, modifications and deeds in lieu
                   of foreclosure, foreclosures and repossessions, as
                   applicable) are initiated, conducted and concluded
                   in accordance with the timeframes or other
                   requirements established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts are                   X
                   maintained during the period a pool asset is
                   delinquent in accordance with the transaction
                   agreements. Such records are maintained on at least
                   a monthly basis, or such other period specified in
                   the transaction agreements, and describe the
                   entity's activities in monitoring delinquent pool
                   assets including, for example, phone calls, letters
                   and payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g., illness or


                                     T-3-3

                                                                           LITTON LOAN                   WELLS FARGO
                                                                           SERVICING LP                      BANK
REG AB REFERENCE   SERVICING CRITERIA                                       (SERVICER)    (CUSTODIAN)     (TRUSTEE)
----------------   ----------------------------------------------------   -------------   -----------   -------------
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for         X
                   pool assets with variable rates are computed based
                   on the related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor             X
                   (such as escrow accounts): (A) such funds are
                   analyzed, in accordance with the obligor's pool
                   asset documents, on at least an annual basis, or
                   such other period specified in the transaction
                   agreements; (B) interest on such funds is paid, or
                   credited, to obligors in accordance with applicable
                   pool asset documents and state laws; and (C) such
                   funds are returned to the obligor within 30 calendar
                   days of full repayment of the related pool assets,
                   or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax           X
                   or insurance payments) are made on or before the
                   related penalty or expiration dates, as indicated on
                   the appropriate bills or notices for such payments,
                   provided that such support has been received by the
                   servicer at least 30 calendar days prior to these
                   dates, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any            X
                   payment to be made on behalf of an obligor are paid
                   from the Servicer's funds and not charged to the
                   obligor, unless the late payment was due to the
                   obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are               X
                   posted within two business days to the obligor's
                   records maintained by the servicer, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible                 X
                   accounts are recognized and recorded in accordance
                   with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support,                                                 X
                   identified in Item 1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is maintained as set forth in
                   the transaction agreements.

* For d(2)(iv) Servicer needs to provide only if it is deemed that the Collection Account is subject to this criteria.


                                     T-3-4

* For d(2)(v) Trustee needs to provide only if it is deemed that any account maintained by the Trustee is a custodial account for purposes of the servicing criteria. Subject to further clarification from the Securities and Exchange Commission.


                                     T-3-5

                                   EXHIBIT T-3

                      FORM OF SARBANES-OXLEY CERTIFICATION

                                  2006-2 TRUST,
          OWNIT MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-2

     Re: Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates,
         Series 2006-2

     I, [identify the certifying individual], certify that:

     1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act Periodic Reports");

     2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

     4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

     5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor, custodian or trustee].]

Date:
      -------------------------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]
                                                --------------------------------


                                      T-3-1

                                   EXHIBIT T-4

                         FORM OF ITEM 1123 CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Ownit Mortgage Loan Trust, Series 2006-2

Re: Pooling and Servicing Agreement (the "Agreement") dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer, and Wells Fargo Bank, National Association, as trustee, relating to Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2.

I, [identify name of certifying individual], [title of certifying individual] of Litton Loan Servicing LP (the "Servicer"), hereby certify that:

     (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      -------------------------------

                                        Litton Loan Servicing LP,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      T-4-1

                                   EXHIBIT T-5

                     FORM OF OFFICER'S CERTIFICATE (TRUSTEE)

                                     [[DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer, and Wells Fargo Bank, N.A., as trustee, relating to Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-2

     The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the annual report on Form 10-K for the fiscal year [2006] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

     (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Officer's Certificate), the information in the Reports relating to the trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

     (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Officer's Certificate), the distribution or servicing or other information required to be provided to the Trustee by the Depositor and the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

     (4) A review of the Trustee's activities during the preceding calendar year or portion thereof and of the Trustee's performance under the Agreement has been made under my supervision under Item 1123 of Regulation AB. To the best of my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, the Trustee has specified each such failure known to such officer and the nature and status thereof; and


                                      T-5-1

     (5) The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                        Wells Fargo Bank, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      T-5-2

                                    EXHIBIT X

                               FORM 8-K DISCLOSURE

                       Item on Form 8-K                               Party Responsible
                       ----------------                               -----------------
Item 1.01- Entry into a Material Definitive Agreement           Depositor, Trustee, Servicer
Item 1.02- Termination of a Material Definitive Agreement       Depositor, Trustee, Servicer
Item 1.03- Bankruptcy or Receivership                           Depositor
Item 2.04- Triggering Events that Accelerate or Increase        Depositor, Trustee
a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement
Item 3.03- Material Modification to Rights of Security          Depositor, Trustee
Holders
Item 5.03- Amendments of Articles of Incorporation or Bylaws;   Depositor
Change of Fiscal Year
Item 6.01- ABS Informational and Computational Material         Depositor
Item 6.02- Change of Servicer or Trustee                        Depositor, Trustee, Servicer
Item 6.03- Change in Credit Enhancement or External Support     Depositor, Trustee
Item 6.04- Failure to Make a Required Distribution              Depositor, Trustee
Item 6.05- Securities Act Updating Disclosure                   Depositor
Item 7.01- Reg FD Disclosure                                    Depositor
Item 8.01                                                       Depositor
Item 9.01                                                       Depositor

To the extent no notice is provided to the Trustee of the events or information as described above in this Exhibit X, the Trustee shall without further notice conclude that there is no event or information to be reported.

                                    EXHIBIT Y

                             FORM OF 10-D DISCLOSURE

ITEM   DESCRIPTION                                                                      RESPONSIBLE PARTY
----   -----------                                                                      -----------------
1      DISTRIBUTION AND POOL PERFORMANCE INFORMATION

       Item 1121(a) - Distribution and Pool Performance Information

       (1) Any applicable record dates, accrual dates, determination dates for     4.05 statement*
       calculating distributions and actual distribution dates for the distribution period.

       (2) Cash flows received and the sources thereof for distributions, fees     4.05 statement
       and expenses.

       (3) Calculated amounts and distribution of the flow of funds for the        4.05 statement
       period itemized by type and priority of payment, including:

            (i) Fees or expenses accrued and paid, with an identification of the   4.05 statement
       general purpose of such fees and the party receiving such fees or expenses.

            (ii) Payments accrued or paid with respect to enhancement or other     4.05 statement
       support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

            (iii) Principal, interest and other distributions accrued and paid     4.05 statement
       on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.

            (iv) The amount of excess cashflow or excess spread and the            4.05 statement
       disposition of excess cashflow.

       (4) Beginning and ending principal balances of the asset-backed             4.05 statement
       securities.

       (5)Interest rates applicable to the pool assets and the asset-backed        4.05 statement
       securities, as applicable. Interest rate information for pool assets in appropriate distributional groups and incremental ranges.

       (6) Beginning and ending balances of transaction accounts, such as          4.05 statement
       reserve accounts, and material account activity during the period.

       (7) Any amounts drawn on any credit enhancement or other support            4.05 statement
       identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

       (8) Number and amount of pool assets at the beginning and ending of each    4.05 statement
       period, and updated pool composition information, including weighted
       average coupon, weighted average life, weighted average remaining term,     Pool composition
       pool factors and prepayment amounts.                                        information fields may be
                                                                                   updated as specified by
                                                                                   Depositor from time to
                                                                                   time.

       (9) Delinquency and loss information for the period.                        4.05 statement

       In addition, describe any material changes to the information specified     Form 10-D report: Servicer
       in Item 1100(b)(5) of Regulation AB regarding the pool assets.

       (10) Information on the amount, terms and general purpose of any advances   4.05 statement
       made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

       (11) Any material modifications, extensions or waivers to pool asset        4.05 statement
       terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.

       (12) Material breaches of pool asset representations or warranties or       Form 10-D report: Servicer
       transaction covenants

       (13) Information on ratio, coverage or other tests used for determining     4.05 statement
       any early amortization, liquidation or other performance trigger and whether the trigger was met.

       (14) Information regarding any new issuance of asset-backed securities      Form 10-D report:
       backed by the same asset pool, information regarding any pool asset         Depositor
       changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

       Item 1121(b) - Pre-Funding or Revolving Period Information

       Updated pool information as required under Item 1121(b).                    N/A

2      LEGAL PROCEEDINGS
       Item 1117 - Legal proceedings pending against the following entities, or    (i) all parties to the
       their respective property, that is material to Certificateholders,          Pooling Agreement as to
       including proceedings known to be contemplated by governmental              themselves, (ii) the
       authorities:                                                                Depositor, the Trustee and
       Sponsor                                                                     the Servicer as to the
       Depositor                                                                   Issuing Entity (in each
       Trustee                                                                     case, to the extent any
       Issuing Entity                                                              such party has actual
       Originator                                                                  knowledge of the
       Custodian                                                                   proceedings), and (iii) the
                                                                                   Depositor as to the
                                                                                   Sponsor, any 1110(b)
                                                                                   originator and any
                                                                                   1110(d)(1) party.

3      SALES OF SECURITIES AND USE OF PROCEEDS
       Information from Item 2(a) of Part II of Form 10-Q:

       With respect to any sale of securities by the Sponsor, Depositor or         Depositor
       Issuing Entity that are backed by the same asset pool or are otherwise issued by the Issuing Entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.
       Pricing information may be omitted if securities were not registered.

4      DEFAULT UPON SENIOR SECURITIES
       Information from Item 3 of Part II Of Form 10-Q:

       Report the occurrence of any Event of Default (after expiration of any      Trustee
       grace period and provision of any required notice).

5      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
       Information from Item 4 of Part II of Form 10-Q                             Trustee

6      SIGNIFICANT OBLIGORS OF POOL ASSETS
       Item 1112(b) - Significant Obligor Financial Information*                   N/A

       *This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

7      SIGNIFICANT ENHANCEMENT PROVIDER INFORMATION
       Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
       Determining applicable disclosure threshold.                                Depositor
       Obtaining required financial information or effecting incorporation by      Depositor
       reference.

       Item 1115(b) - Derivative Counterparty Financial Information*
       Determining current maximum probable exposure.                              Depositor
       Determining current significance percentage.                                Depositor
       Obtaining required financial information or effecting incorporation by      Depositor
       reference.

       *This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

8      OTHER INFORMATION
       Disclose any information required to be reported on Form 8-K during the     The Responsible Party for
       period covered by the Form 10-D but not reported.                           the applicable Form 8-K
                                                                                   item.

9      EXHIBITS
       Distribution Report                                                         Trustee

       Exhibits required by Item 601 of Regulation S-K, such as material           Depositor
       agreements.

* "4.05 statement" refers to the Statements to be prepared by the Trustee as described in Section 4.05 of the Pooling Agreement.

To the extent no notice is provided to the Trustee of the events or information as described above in this Exhibit Y, the Trustee shall without further notice conclude that there is no event or information to be reported.

                                    EXHIBIT Z

                              FORM 10-K DISCLOSURE

                 Item on Form 10-K                                  Party Responsible
                 -----------------                                  -----------------
Item 1B: Unresolved Staff Comments                   Depositor

Item 9B:  Other Information                          Any party responsible for disclosure items on
                                                     Form 8-K

Item 15:  Exhibits, Financial Statement Schedules    Depositor, Trustee

Additional Item:                                     (i) All parties to the Pooling and Servicing
Disclosure per Item 1117 of Reg AB                   Agreement (as to themselves), (ii) the
                                                     Depositor, the Trustee and the Servicer as to
                                                     the issuing entity (in each case, to the extent
                                                     such party has actual knowledge), and (iii) the
                                                     Depositor as to the sponsor, any 1110(b)
                                                     originator and any 1100(d)(1) party

Additional Item:                                     All parties to the Pooling and Servicing
Disclosure per Item 1119 of Reg AB                   Agreement as to themselves, (ii) the Depositor
                                                     as to the sponsor, originator, significant
                                                     obligor, enhancement or support provider

Additional Item:                                     N/A
Disclosure per Item 1112(b) of Reg AB

Additional Item:                                     Depositor, Trustee
Disclosure per Items 1114(b) and 1115(b) of Reg AB

To the extent no notice is provided to the Trustee of the events or information as described above in this Exhibit Z, the Trustee shall without further notice conclude that there is no event or information to be reported.

                                   EXHIBIT Z-1

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO
CTS.SEC.NOTIFICATIONS@WELLSFARGO.COM AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A., as Trustee
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services- [DEAL NAME]--SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

     In accordance with Section [____] of the Pooling and Servicing Agreement, dated as of February 1, 2006, among Litton Servicing LP, as Servicer, Merrill Lynch Mortgage Investors, Inc., as Depositor, and Wells Fargo Bank, N.A., as Trustee, the undersigned, as [____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

     Description of Additional Form [10-D][10-K][8-K] Disclosure:

     List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

     Any inquiries related to this notification should be directed to [_______], phone number: [_______]; email address: [________________________________].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                     Z-1-1